EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

XENACARE HOLDINGS, INC.,

SUN PACKING, INC.,

WALLISVILE PARTNERS, LTD.

AND

JON L. GROSSMAN AND PETER R. ELSTON

TABLE OF CONTENTS

Page
ARTICLE I. 1
SHARE EXCHANGE 1
ARTICLE II. 1
PURCHASE PRICE 1
2.1 Issuance of Common Stock to the Shareholders. 1
2.2 Issuance of Preferred Shares to the Shareholders. 2
2.3 Formation of Newco. 2
2.4 Transfer of Real Property. 2
ARTICLE III. 3
THE CLOSING 3
3.1 The Closing. 3
3.2 Closing Deliveries. 3
3.3 Simultaneous Closing. 4
ARTICLE IV. 4
REPRESENTATIONS AND WARRANTIES 4
OF XCHO 4
4.1 Corporate Existence and Power. 4
4.2 Authorization. 5
4.3 Governmental Authorization 5
4.4 Non-Contravention. 5
4.5 Capitalization. 6
4.6 Subsidiaries and Related Entities. 6
4.7 Financial Statements. 6
4.8 No Undisclosed Liabilities. 6
4.9 Taxes. 7
4.10 Absence of Certain Changes. 8
4.11 Litigation. 9
4.12 Employee Benefit Plans; ERISA. 9
4.13 Properties. 11
4.14 Environmental Matters. 11
4.15 Intellectual Property. 12
4.16 Material Agreements. 12
4.17 Compliance with Applicable Laws. 13
4.18 Permits. 13
4.19 Internal Controls. 13
4.20 Insurance. 13
4.21 Receivables. 13
4.22 Transactions with Affiliates. 14
4.23 Broker’s Fees. 14
4.24 Assets. 14
4.25 Sale or Other Disposition. 15
4.26 SEC Documents. 15
4.27 Inventories. 15
4.28 Suppliers. 15
4.29 Disclosure. 16

ARTICLE V. 16
REPRESENTATIONS AND WARRANTIES OF SUN 16
5.1 Corporate Existence and Power. 16
5.2 Authorization. 16
5.3 Governmental Authorization 17
5.4 Non-Contravention. 17
5.5 Capitalization. 17
5.6 Subsidiaries and Related Entities. 18
5.7 Financial Statements. 18
5.8 No Undisclosed Liabilities. 18
5.9 Taxes. 18
5.10 Absence of Certain Changes. 20
5.11 Litigation. 21
5.12 Employee Benefit Plans; ERISA. 21
5.13 Properties. 22
5.14 Environmental Matters. 23
5.15 Intellectual Property. 23
5.16 Material Agreements. 23
5.17 Compliance with Applicable Laws. 24
5.18 Permits. 24
5.19 Insurance. 24
5.20 Receivables. 24
5.21 Transactions with Affiliates. 25
5.22 Broker’s Fees. 25
5.23 Assets. 25
5.24 Sale or Other Disposition. 26
5.25 Investment Intent. 26
5.26 Disclosure. 26
ARTICLE VI. 26
COVENANTS OF XCHO 26
6.1 Conduct of XCHO’s Business. 26
6.2 Access to Financial and Operational Information. 28
6.3 Other Offers. 28
6.4 Compliance with Obligations. 28
6.5 Notices of Certain Events. 29
6.6 XCHO Disclosure Schedule. 29
ARTICLE VII. 29
COVENANTS OF SUN 29
7.1 Conduct of Sun’s Business. 29
7.2 Access to Financial and Operational Information. 31
7.3 Other Offers. 31
7.4 Compliance with Obligations. 32
7.5 Notices of Certain Events. 32
7.6 Sun Disclosure Schedule. 32
7.7 Participation in Sun’s Health Insurance Plan. 33
ARTICLE VIII. 33
COVENANTS OF THE PARTIES 33
8.1 Advise of Changes. 33

ii

8.2 Certain Filings. 33
8.3 Satisfaction of Conditions Precedent. 34
8.4 Communications; Press Releases. 34
8.5 Confidentiality. 34
8.6 Corporate Structure. 35
8.7 Funding and Loans. 35
8.8 Executive Employment Agreements and Consulting Agreements. 35
ARTICLE IX. 36
CONDITIONS TO CLOSING 36
9.1 Conditions to Obligations of Sun, the Shareholders, and Wallisville. 36
9.2 Conditions to Obligations of XCHO. 37
9.3 Conditions to Obligations of Each Party. 37
ARTICLE X. 38
TERMINATION OF AGREEMENT 38
10.1 Termination. 38
10.2 Effect of Termination. 39
ARTICLE XI. 39
LIMITED SURVIVAL OF REPRESENTATIONS AND WARRANTIES 39
ARTICLE XII. 39
INDEMNIFICATION 39
12.1 XCHO’s Agreement to Indemnify. 39
12.2 Sun’s Agreement to Indemnify. 40
12.3 Time Limitation. 40
12.4 Procedure for Indemnification; Third Party Claims. 41
12.5 Other Matters Pertaining to Indemnification. 41
ARTICLE XIII. 42
MISCELLANEOUS 42
13.1 Further Assurances. 42
13.2 Fees and Expenses. 42
13.3 Notices. 42
13.4 Governing Law. 43
13.5 Choice of Forum. 43
13.6 Binding upon Successors and Assigns; Assignment. 44
13.7 Severability. 44
13.8 Entire Agreement. 44
13.9 Amendment and Waivers. 44
13.10 Construction of Agreement. 44
13.11 Counterparts. 45

iii

SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

This SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is entered into on the 29th day of July, 2008 by and among XENACARE HOLDINGS, INC., a Florida corporation (“XCHO”); SUN PACKING, INC., a Texas corporation (“Sun”); WALLISVILLE PARTNERS, LTD., a Texas limited partnership (“Wallisville”); and JON L. GROSSMAN and PETER R. ELSTON (the “Shareholders”).

Recitals

WHEREAS, the Shareholders own all of the outstanding capital stock of Sun, and own directly or indirectly all of the interests in Wallisville.

WHEREAS, the parties desire that the Shareholders transfer to XCHO all of the shares of capital stock in Sun (the “Sun Shares”) in exchange for shares of XCHO, and that Wallisville transfer to Sun the real property in Wallisville Texas, held by Wallisville, upon the terms and conditions set forth herein.

WHEREAS, Appendix 1 to this Agreement contains definitions of certain defined terms used in this Agreement or cross-references to places in this Agreement where those terms are defined in context.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto do hereby agree as follows, intending to be legally bound:

ARTICLE I.

SHARE EXCHANGE

Upon the basis of the representations and warranties and on the terms and subject to the conditions set forth in this Agreement, the Shareholders hereby agree to transfer the Sun Shares to XCHO, and XCHO hereby agrees to issue to the Shareholders of the capital stock of XCHO as provided in Article II below, at the closing (the “Closing”) as provided in Article III below.

ARTICLE II.

PURCHASE PRICE

2.1

Issuance of Common Stock to the Shareholders.

At the Closing, XCHO shall issue to the Shareholders an aggregate number of shares of Common Stock of XCHO equal to 50.1% of the outstanding shares of the Common Stock of XCHO, par value $.001, after taking into account such issuance of such Common Stock and assuming that all outstanding warrants, options, conversion rights, and other rights to acquire shares of the capital stock of XCHO outstanding as of the Closing Date (excluding any such warrants, options, or rights that will be canceled pursuant to Section 9.1(f) of this Agreement)

have been exercised  (the “XCHO Common Shares”). The XCHO Common Shares shall be issued to the Shareholders pro rata in accordance with their respective holdings of Sun shares as of the Closing.

2.2

Issuance of Preferred Shares to the Shareholders.

XCHO shall create a new Series D of its Preferred Stock shares of which shall be issued by XCHO to the Shareholders at the Closing (the “XCHO Preferred Shares”). Such Preferred Stock shall be convertible into a number of shares of Common Stock of XCHO equal to 20% of the outstanding shares of Common Stock of XCHO outstanding as of the Closing Date after taking into account the issuance of such Common Stock as a result of such conversion and under Section 2.1 and assuming that all outstanding warrants, options, conversion rights, and other rights to acquire shares of the capital stock of XCHO outstanding as of the Closing Date (excluding any such warrants, options, or rights that will be canceled pursuant to Section 9.1(f) of this Agreement) have been exercised, if (1) for any consecutive 12 month period selected by Newco during the first 24 months after the Closing Newco has less than $10 million in gross revenues (less returns and allowances) and (2) for any consecutive 12 month period selected by Sun during the first 24 months after the closing Sun has either (i) $10 million or more in gross revenues (less returns and allowances) or (ii) net income computed in accordance with GAAP equal to or in excess of Sun’s 2007 net income after adding back for 2007 as the parties shall mutually and reasonably agree. The XCHO Preferred Shares shall be issued to the Shareholders pro rata in accordance with their respective holdings of Sun shares as of the Closing.

2.3

Formation of Newco.

At the Closing, and immediately prior to the transactions provided for in Article I and Sections 2.2 and 2.2, XCHO shall transfer all of its assets to a newly formed Florida corporation (“Newco”) in exchange for shares of Newco constituting all of Newco’s issued and outstanding stock and the assumption by Newco of all of the liabilities and obligations of XCHO (other than those under this Agreement or under the employment or consulting agreements with Frank Rizzo, Bobby Story, Gary Spaniak, Steve Markley, and Alan Xenakis). Thus, as a result of the transactions provided for in Article I and this Article II, XCHO will become a holding company with two wholly owned subsidiaries, Sun and Newco, and Newco will hold all of XCHO’s pre-closing assets and liabilities. The organizational documents of Newco shall be in form and substance reasonably acceptable to Sun and XCHO. In lieu of forming Newco, Sun and XCHO may mutually agree to use an existing subsidiary of XCHO for such purpose.

2.4

Transfer of Real Property.

At the Closing, Wallisville will transfer to Sun the real property held by Wallisville, subject to the current loans secured by such property and any necessary consents required from the holder of such loans. As additional consideration for such real property, upon any transfer of such real property or of any shares of Sun other than to an Affiliate of XCHO, XCHO shall pay to Wallisville a percentage of the cumulative consideration payable for or allocable to such real property in excess of $10 million based on the date of such transaction after the Closing Date as follows: (1) 100% if within 24 months; (2) 75% if more than 24 months but not more than 36 months; and (3) 50% if more than 36 months.

ARTICLE III.

THE CLOSING

3.1

The Closing.

Unless terminated in accordance with the provisions of Article X, the Closing of the transactions contemplated by this Agreement shall take place following the satisfaction or waiver of all of the conditions to Closing set forth herein on the later of (i) October 1, 2008 or (ii) the third business day following the first date on which the conditions set forth in Article IX hereof (other than conditions which by their terms are to be satisfied at the Closing) have been satisfied or waived (the “Closing Date”) at the offices of Nathan Sommers Jacobs in Houston, Texas or at such other date or place as the parties hereto may mutually agree.  Such Closing may, with the consent of the parties, take place by delivery and exchange of documents by facsimile or electronic mail transmission with originals to follow by overnight courier.

3.2

Closing Deliveries.

At the Closing:

(a)

The Shareholders shall deliver to XCHO:

(1)

stock certificate(s) representing the Sun Shares duly endorsed or transferred to XCHO and/or stock powers executed by the Shareholders transferring the Sun Shares to XCHO, which shall transfer to XCHO good and marketable title to the Sun Shares, free and clear of all Encumbrances.

(2)

a certificate, dated as of the Closing Date, signed by the Secretary of Sun, certifying as to (i) the articles of incorporation and the bylaws of Sun, (ii) the incumbency of all officers of Sun executing this Agreement and any document or instrument delivered in connection herewith and (iii) the resolutions of the Board of Directors of Sun authorizing the execution, delivery and performance by Sun of this Agreement and the transactions contemplated hereby;

(3)

the certificates required to be delivered pursuant to Section 9.2(a) and (b);

(4)

the Operating/Shareholders Agreement executed by Sun and the Shareholders;

(5)

a special warranty deed from Wallisville to Sun for the Wallisville real property, duly executed by Wallisville; and

(6)

such other documents, agreements and instruments as may be required by this Agreement or reasonably requested by XCHO.

(b)

XCHO shall deliver to the Shareholders:

(1)

certificates evidencing the XCHO Common Shares, duly signed and issued in accordance with Section 2.1;

(2)

certificates evidencing the XCHO Preferred Shares, duly signed and issued in accordance with Section 2.2;

(3)

such transfer and assumption documents as may be required or reasonably requested by the Shareholders to transfer all of the assets of XCHO to Newco and for Newco to assume the obligations of XCHO as provided in Section 2.3 and for Newco to indemnify XCHO against all such actual and contingent obligations as of the Closing;

(4)

a certificate, dated as of the Closing Date, signed by the Secretary of XCHO, certifying as to (i) the articles of incorporation and the bylaws of XCHO, (ii) the incumbency of all officers of XCHO executing this Agreement and any document or instrument delivered in connection herewith and (iii) the resolutions of the Board of Directors of XCHO authorizing the execution, delivery and performance by XCHO of this Agreement and the transactions contemplated hereby;

(5)

the certificates required to be delivered pursuant to Section 9.1(a) and (b);

(6)

the employment agreements for Jon L. Grossman, Peter R. Elston, and Joseph Maida described in Section 8.8, duly executed by XCHO; and

(7)

such other documents, agreements and instruments as may be required by this Agreement or reasonably requested by the Shareholders.

3.3

Simultaneous Closing.

The delivery of all documents and actions at the Closing shall all be considered parts of a simultaneous transaction and no delivery of documents or actions taken shall be considered completed until all documents have been delivered and other actions taken.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

OF XCHO

Except as disclosed by XCHO (i) in a document referring specifically to this Agreement and containing exceptions to the representations and warranties below delivered to the Shareholders on or before the date hereof (the “XCHO Disclosure Schedule”) and (ii) for any changes to the XCHO Disclosure Schedule that are disclosed by XCHO to the Shareholders in accordance with Section 7.7, XCHO represents and warrants to the Shareholders as set forth in this Article IV.  The XCHO Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article IV.

4.1

Corporate Existence and Power.

XCHO is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power required to carry on its business as now conducted.  XCHO has delivered to the Shareholders true and complete copies of the articles of incorporation and bylaws (the “Governing Documents”) of XCHO, all currently in effect.  XCHO is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have and would not have a Material Adverse Effect on XCHO.

4.2

Authorization.

The execution, delivery and performance by XCHO of this Agreement and the documents contemplated hereby and the consummation by XCHO of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement and the documents executed in connection herewith constitute valid and binding agreements of XCHO, enforceable against XCHO in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

4.3

Governmental Authorization

The execution, delivery and performance by XCHO of this Agreement, and the consummation of the transactions contemplated hereunder require no action by XCHO in respect of, or any filing with, any Federal, state, local, municipal or foreign governmental or quasi-governmental body of any nature; any branch, department of political subdivision thereof; any entity exercising regulatory or administrative functions of or pertaining to government; any taxing authority commission or instrumentality (whether Federal, state, local, municipal or foreign); or any court, tribunal or arbitrator of competent jurisdiction (collectively referred to as a “Governmental Authority”) other than such filings or consents, the failure of which to make or obtain would not reasonably be expected to have and would not have a Material Adverse Effect on XCHO.

4.4

Non-Contravention.

(a)

The execution, delivery and performance by XCHO of this Agreement and the documents contemplated hereby, and the consummation of the other transactions contemplated hereby and thereby do not and will not:

(i)

contravene or conflict with the Governing Documents of XCHO;

(ii)

contravene or conflict with or constitute a violation in any material respect of any provision of any Applicable Law;

(iii)

conflict with or result in a material breach or violation of, or constitute a material default under, or result in a contractual right to cause the termination, cancellation or modification of or loss of a material benefit under, or right to accelerate, any Material Agreement of or affecting or any Permit held by XCHO; or

(iv)

result in the creation or imposition of any Encumbrance on any asset of XCHO.

(b)

XCHO is not in material violation of, or in material default with respect to, any term of its Governing Documents.

4.5

Capitalization.

(a)

The entire authorized capital stock of the XCHO consists of (i) 45,000,000 shares of Common Stock, $0.001 par value per share, of which 24,898,338 shares are issued and outstanding and none of which are held as treasury stock, and (ii) 5,000,000 shares of Preferred Stock, of which (1) 500,000 have been designated as shares of Series A Convertible Preferred Stock, $0.001 par value per share, of which 500,000 shares are issued and outstanding and none of which are held as treasury stock, (2) 700,000 have been designated as shares of Series B Convertible Preferred Stock, of which 70,000 shares are issued and outstanding and none of which are held as treasury stock, and (3) 1,000,000 have been designated as shares of Series C Convertible Preferred Stock.

(b)

Except as disclosed in Section 4.5(a) of this Agreement, there are outstanding (i) no shares of capital stock or other securities of XCHO, (ii) no options or other rights to acquire, and no obligation to issue, any capital stock, securities or securities convertible into or exchangeable for capital stock or other voting securities of XCHO (the items in clauses (i), (ii) and (iii) being referred to collectively as “XCHO Securities”), (iv) no obligation to repurchase, redeem or otherwise acquire any XCHO Securities, and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the securities laws of the United States or any state.

4.6

Subsidiaries and Related Entities.

Except as listed in Schedule 4.6, XCHO does not own, directly or indirectly, any capital stock of or equity interest in any corporation, partnership, limited liability XCHO, business trust, joint venture or other entity.

4.7

Financial Statements.

XCHO has delivered to the Shareholders the XCHO’s audited balance sheet dated as of December 31, 2007, XCHO’s audited income statements for the fiscal year ended December 31, 2007, and XCHO’s unaudited balance sheet and income statement as of and for the period ended June 30, 2008 (collectively, the “XCHO Financial Statements”). The XCHO Financial Statements present fairly in all material respects the financial position of XCHO as of the dates thereof and results of operations and cash flows for the periods therein indicated, substantially in conformity with GAAP (except as indicated in the notes thereto) and subject to normal year-end adjustments in the case of any interim financial statements and the absence of footnotes and other presentation items in the case of unaudited financial statements.

4.8

No Undisclosed Liabilities.

XCHO has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the XCHO Financial Statements, including the notes thereto, except for (i) those that are not required to be reported in accordance with GAAP; (ii) normal or recurring liabilities incurred since the date of the most recent XCHO Financial Statements in the ordinary course of business substantially consistent with past practices, (iii) liabilities contemplated by or incurred under this Agreement, or (iv) as disclosed in the XCHO Disclosure Schedule.

4.9

Taxes.

(a)

XCHO has (i) filed when due (taking into account extensions) with the appropriate Governmental Authorities all federal and state Tax Returns and all local Tax Returns required to be filed by it and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with Applicable Law,  (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the XCHO Financial Statements all material taxes, levies, imposts, duties, licenses, premium taxes, and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest, penalties, assessments or deficiencies thereon (“Taxes” or a “Tax”), and there are no Tax deficiencies claimed, proposed, asserted or assessed by any Governmental Authority and received by XCHO that, in the aggregate, would result in any liability in excess of the amount of such reserves or accruals and (iii) established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate in all material respects for the payment of all Taxes not yet due and payable and attributable to any period preceding the Closing Date.  No Tax Return of XCHO has ever been the subject of audit by any taxing authority.

(b)

There are no unresolved Tax assessments, penalties, interest or deficiencies claimed by any Governmental Authority and received by XCHO to be due in respect of any Tax Returns filed by XCHO (or any predecessor entities).  XCHO has not executed or filed with any taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, which has not been closed.  No claim has ever been made by an authority in a jurisdiction where XCHO (or any predecessor entities) does not file Tax Returns that XCHO (or any predecessor entities) is or may be subject to taxation by that jurisdiction that has not been resolved.  There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of XCHO. XCHO is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement.

(c)

Neither XCHO nor any predecessor entities expects any authority to assess any material additional Taxes for any period for which Tax Returns have been filed that have not been adequately reserved or accrued on the XCHO Financial Statements. To XCHO’s Knowledge, no foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to XCHO (or any predecessor entities).  Neither XCHO nor any predecessor entities has received from any foreign, federal, state, or local taxing authority (including jurisdictions where XCHO or any predecessor entities have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review or (ii) request for information related to Tax matters. XCHO has delivered to the Shareholders correct and complete copies of all federal income Tax Returns of XCHO, examination reports, and statements of deficiencies assessed against or agreed to by XCHO.

(d)

XCHO has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The XCHO has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was XCHO).  XCHO does not have any liability for the Taxes of any Person (other than the XCHO) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(e)

XCHO will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)

change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)

“closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(i)

installment sale or open transaction disposition made on or prior to the Closing Date; or

(ii)

prepaid amount received on or prior to the Closing Date.

 (f)

XCHO has never engaged in a “reportable transaction” requiring disclosure under the provisions of Sections 6707A, 6011, 6111, 6112 of the Code and the related Treasury Regulations.

4.10

Absence of Certain Changes.

Except as disclosed in the XCHO Financial Statements or in Schedule 4.10, since December 31, 2007 and up through the date of this Agreement and to be updated as of the Closing Date, XCHO has, in all material respects, conducted its business in the ordinary course, and there has not been:

(a)

any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of XCHO;

(b)

any repurchase, redemption or other acquisition by XCHO of any outstanding shares of capital stock or other securities of or other ownership interests in XCHO;

(c)

any amendment of any term of any outstanding shares of XCHO;

(d)

any Material Adverse Effect on XCHO;

(e)

any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities or earnings of XCHO, which would be reasonably expected to have or would have a Material Adverse Effect on XCHO;

(f)

any increase in the aggregate indebtedness for borrowed money or capitalized lease obligations of XCHO;

(g)

any sale, assignment, transfer or other disposition of any tangible or intangible asset of XCHO, except (i) in the ordinary course of business substantially consistent with past practices and for fair and adequate consideration or (ii) assets retired due to obsolescence;

(h)

any amendment, termination or waiver by XCHO of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound, except in the ordinary course of business and substantially consistent with past practice;

(i)

any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of XCHO;

(j)

any (i) grant of any severance or termination pay to any director, manager, officer or employee of XCHO, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, manager, officer or employee of XCHO, (iii) any increase in or acceleration of benefits payable under any existing severance or termination pay policies or employment agreements of XCHO, or (iv) any increase in or acceleration of compensation, bonus or other benefits payable to directors, managers, officers or employees of XCHO;

(k)

any new or amendment to or alteration of any existing Pension Plan, Welfare Plan, or Benefit Plan of XCHO or any XCHO ERISA Affiliate which would result in a material increase in the cost of any such plan;

(l)

any non-budgeted expenditures in excess of $25,000 or any capital expenditures, capital additions or capital improvements in excess of, in the aggregate, $25,000; or

(m)

the entering into of any agreement by XCHO or any person on behalf of XCHO to take any of the foregoing actions, except as contemplated or permitted by this Agreement.

4.11

Litigation.

There are no actions, suits, proceedings, claims or investigations pending against XCHO or relating to it. XCHO has not received notice of a claim threatened against the XCHO, or any of its assets or against or involving any of its officers, directors, managers or employees in connection with the business or affairs of XCHO. XCHO is not subject to or in default with respect to any writ, order, judgment, injunction or decree.

4.12

Employee Benefit Plans; ERISA.

(a)

Except as disclosed in Schedule 4.12(a), XCHO is not a party to any oral or written (i) employment, severance, or consulting agreement not terminable on 60 days’ or less notice, (ii) agreement with any officer or other employee (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving XCHO of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such officer or employee regardless of the reason for such termination of employment, or (iii) agreement or plan, including, without limitation, any deferred compensation plan, stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or results in the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that would require the payment of an excise tax under Code Section 4999 or an obligation to reimburse or “gross up” any such tax.

(b)

XCHO has never maintained an “Employee Pension Benefit Plan” (“Pension Plan”) as such term is defined in Section 3(2) of ERISA. Schedule 4.12(b) contains a complete and correct list of each “Employee Welfare Benefit Plan” (“Welfare Plan”) as such term is defined in Section 3(l) of ERISA that XCHO or any corporation or other entity which under Section 414 of the Code or Section 4001(b) of ERISA is treated as a single employer with XCHO (an “XCHO ERISA Affiliate”) maintains, administers, or contributes to, or within the past six years has maintained, administered, contributed to, or to which XCHO has been obligated to contribute.  In addition, Schedule 4.12(b) contains a complete and correct list of each agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which XCHO is a party or by which XCHO is bound or for which XCHO has any liability, contingent or otherwise, which is or relates to a pension, option, bonus, deferred compensation, employment, retirement, stock purchase, stock ownership, phantom stock, stock option, stock appreciation right, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe or employee benefit plan, policy, arrangement, or agreement other than a Pension Plan or a Welfare Plan (“Benefit Plans”).

(c)

Each Welfare Plan, and Benefit Plan disclosed (or required to be disclosed) in the XCHO Disclosure Schedule has been maintained in all material respects in compliance with its terms and all provisions of ERISA, the Code and all other Applicable Laws.

(d)

No non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, resulting in liability or potential liability to XCHO or any XCHO ERISA Affiliate has occurred with respect to any Welfare Plan.  XCHO has no any Knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted or may result in liability of XCHO or any XCHO ERISA Affiliate, or any trustee, administrator or fiduciary of any Welfare Plan.

(e)

XCHO does not maintain and is not obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985,

as amended (“COBRA”) (or any similar state law). Neither XCHO nor any XCHO ERISA Affiliate has ever maintained, administered, or contributed to a Welfare Plan that is a self-insured “multiple employer welfare arrangement” as such term is defined by Section 3(40) of ERISA.

(f)

XCHO has performed, in all material respects, all of their obligations under all Pension Plans, Welfare Plans and Benefit Plans, and all contributions and other payments required to be made by XCHO to any Pension Plan, Welfare Plan or Benefit Plan with respect to any period ending before or at or including the Closing Date have been timely made or have been or will be reflected in the XCHO Financial Statements.

(g)

XCHO has made available to the Shareholders all documents that set forth the terms of each Welfare Plan and Benefit Plan and all other information, documents or reports which describe the terms of or obligations under any such plan or which relate to any reporting or disclosure requirements required for the most recent plan year applicable to such plans.

(h)

Each Welfare Plan and Benefit Plan which is directly maintained or sponsored by XCHO can be terminated without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such plan. No event has occurred or circumstance exists that could result in a material increase in premium costs of Welfare Plans or Benefit Plans that are insured, or a material increase in benefit costs of such plans that are self-insured or self-funded.

4.13

Properties.

(a)

Schedule 4.13(a) sets forth a listing of all real property owned by the XCHO.

(b)

All leases of real property to which XCHO is a party or by which it is bound, whether as lessor, lessee, sub-lessor or sub-lessee (the “Property Leases”) are in full force and effect and are described on Schedule 4.13(b).  True, correct and complete copies of the Property Leases have been made available to the Shareholders. XCHO is not in default in any material respect under any Property Lease and, to the Knowledge of XCHO, there exists no default under any Property Lease by any other party thereto, or any event which (with notice or lapse of time or both) would constitute a default thereunder, and no party to a Property Lease has advised XCHO of any such default or that it intends to terminate any such Property Lease.

(c)

All of the properties and assets which are owned by XCHO are owned free and clear of any Encumbrance, except for Encumbrances described in XCHO’s Disclosure Schedule. XCHO has good and indefeasible title to its owned properties and assets subject to no Encumbrances, other than those described in XCHO’s Disclosure Schedule.

4.14

Environmental Matters.

Except as set forth in the XCHO Disclosure Schedule:

(a)

No notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Knowledge of XCHO, has been threatened by, any Governmental Authority or other party with respect to any (i) alleged violation of any Environmental Law by XCHO, (ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required under Environmental Law in connection with the conduct of its business or (iii) Regulated Environmental Activity.

(b)

XCHO has no Environmental Liabilities and there has been no release of Hazardous Substances into the environment by XCHO in violation of Environmental Law.

(c)

XCHO (or any predecessor in title) has not filed a notice under any Environmental Law disclosing the improper use, storage, disposal or release of Hazardous Materials.

(d)

XCHO (or any predecessor in title) has not received any notice from any Governmental Authority or from any other person or entity concerning, and XCHO has no Knowledge of the existence of, any petroleum product, other Hazardous Material discharge or seepage or of any such generation, storage, use, treatment, release, or disposal on or relating to property owned or used by XCHO.

4.15

Intellectual Property.

Schedule 4.15 sets forth all patents, registered trademarks, registered service marks and registered copyrights (and all applications therefor) owned or otherwise used in the conduct of the business of XCHO.  XCHO owns or possesses, or hold a valid right or license to use, all intellectual property, patents, trademarks, trade names, service marks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever, and without, to the Knowledge of XCHO, any conflict with the rights of others.  No Person has a right or license to use any such intellectual property of XCHO.

4.16

Material Agreements.

(a)

Schedule 4.16 contains a complete and accurate list of all contracts, agreements, leases and instruments to which XCHO is a party or by which properties or assets are bound which individually involve net payments or receipts in excess of $25,000 per annum (the “Material Agreements”).

(b)

Neither XCHO, not to the Knowledge of XCHO, any other party, is in default under any Material Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Agreement or result in the creation of any Encumbrance upon, or any person obtaining any right to acquire, any properties, assets or rights of XCHO.

(c)

Each Material Agreement is in full force and effect and is valid and legally binding against XCHO, and, to the Knowledge of XCHO, the other parties thereto.  To the Knowledge of XCHO, there are no unresolved disputes involving or with respect to any Material

Agreement. Except as described in the XCHO Disclosure Schedule, no party to a Material Agreement has advised XCHO that it intends either to terminate a Material Agreement or to refuse to renew a Material Agreement upon the expiration of the term thereof.

4.17

Compliance with Applicable Laws.

The business of XCHO is being conducted in compliance with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Authority, except where the failure to so comply would not reasonably be expected to have and would not have a Material Adverse Effect on XCHO. XCHO has not received written notice that it is in violation of, or has violated, any provision of Applicable Law.

4.18

Permits.

Except where the failure to do so would not be expected to have and would not have a Material Adverse Effect on XCHO, XCHO has all permits and insurance and other licenses, franchises, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents necessary to the conduct of its business (each of which, a “Permit”) as it is currently conducted in each jurisdiction in which XCHO requires such Permits. XCHO has conducted and is conducting its business in all material respects in compliance with all such Permits.  All such Permits are in full force and effect, and to the Knowledge of XCHO, there is no proceeding or investigation pending or threatened which could lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit.

4.19

Internal Controls.

XCHO maintains a system of internal accounting controls and procedures, sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.

4.20

Insurance.

XCHO has insurance covering its properties, operations, and businesses, which insurance is in amounts and insures against such losses and risks as may be required under the Material Agreements and the Property Leases and as are customary in the industry in which XCHO operates.  Schedule 4.20 contained a listing of all such insurance. XCHO has not received notice from any insurer or agent of such insurer that any capital improvements or other expenditures are required and necessary to be made in order to continue such insurance.

4.21

Receivables.

All of the receivables of XCHO (including accounts receivable, loans receivable and advances) which are reflected on the XCHO Financial Statements, and all such receivables which will have arisen since the date of the such financial statements, are valid and genuine and have arisen solely from bona fide transactions in the ordinary course of business consistent with past practices.  Except to the extent of reserves reflected on the XCHO Financial Statements: (i) the receivables reflected on the XCHO Financial Statements do not include any receivables which should be written off as an uncollectible receivable; (ii) all of the receivables reflected on the XCHO Financial Statements are collectible (except to the extent of any credit of unearned premium in connection with policy cancellations); and (iii) none of such receivables is subject to valid defenses, set-offs (except to the extent of any credit of unearned premium in connection with policy cancellations) or counterclaims.  XCHO is not currently experiencing any unusual delays or difficulties in collecting any such receivables in the ordinary course of business and XCHO has not entered into any agreement extending or postponing the payment of any such receivables.  Schedule 4.21 accurately lists as of June 30, 2008, all receivables of XCHO, the amount owing and the aging of such receivable, the name of the party from whom such receivable is owing, and any security in favor of XCHO for the repayment of such receivable which XCHO purports to have, if any.

4.22

Transactions with Affiliates.

Except as set forth on Schedule 4.12(a) or Schedule 4.22, there are no contracts or arrangements (formal or informal, written or oral) between XCHO and any officer, director, or principal shareholder of XCHO or any of their respective Affiliates. Except as set forth on Schedule 4.22, none of such Persons or any of their respective Affiliates has any claim against the XCHO.

4.23

Broker’s Fees.

Except as set forth on Schedule 4.23, neither XCHO nor anyone acting on behalf of or at the request of XCHO has engaged any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent, in connection with this Agreement or the transactions contemplated hereby.

4.24

Assets.

(a)

XCHO is the sole owner of and has good and marketable title to its assets, which assets constitute all of the assets, rights, and properties used in, or reasonably necessary for, the conduct of its businesses in the manner and to the extent currently conducted, and include all items of property located at its offices, other than such assets that are leased or licensed to XCHO under valid, current leases or license arrangements. No person other than XCHO has custody or control over the assets of XCHO. The tangible assets of XCHO are in all material respects adequate for the purposes for which such assets are currently used or are held for use, are to the Knowledge of XCHO free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and there are no facts or conditions affecting such assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.  All of such assets are set forth on Schedule 4.24(a).

(b)

Schedule 4.24(b) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which XCHO maintains accounts of any nature, the numbers of such accounts and the names of all persons authorized to draw thereon or to makes withdrawals therefrom.

4.25

Sale or Other Disposition.

Except as contemplated by this Agreement, there are currently no discussions to which XCHO or anyone acting on behalf of XCHO is a party relating to: (a) the sale of a material portion of the assets of the XCHO, (b) any merger, consolidation, share exchange, liquidation, dissolution or similar transaction involving XCHO, or (c) the transfer or issuance of any shares of XCHO.

4.26

SEC Documents.

XCHO has filed all required reports, schedules, forms, statements, and other documents with the SEC (the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of XCHO included in the SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of XCHO as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

4.27

Inventories.

All inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (“Inventories’) are of good, usable and merchantable quality in all material respects and, except as reflected in the XCHO Financial Statements, do not include obsolete or discontinued items. Except as reflected in the XCHO Financial Statements, (a) all Inventories are of such quality as to meet the quality control standards of XCHO and any applicable governmental quality control standards, (b) all Inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business, (c) all Inventories are recorded on the books of XCHO at the lower of cost or market value determined in accordance with GAAP, and (d) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

4.28

Suppliers.

XCHO has not received any notice or has no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services required by XCHO, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to XCHO at any time after the Closing Date on terms and conditions similar to those used in its current sales to XCHO, subject to general and customary price increases. To the Knowledge of XCHO, no significant supplier of XCHO has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

4.29

Disclosure.

None of this Agreement, the XCHO Financial Statements, or any schedule (including, without limitation, the XCHO Disclosure Schedule), exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of XCHO in connection with this Agreement, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made or given, not misleading.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SUN

Except as disclosed (i) in a document referring specifically to this Agreement and containing exceptions to the representations and warranties below (with each such exception specifically identifying or cross-referencing the Section of this Article V to which such exception relates) (the “Sun Disclosure Schedule”), Sun represents and warrants to XCHO as follows:

5.1

Corporate Existence and Power.

Sun is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all corporate power required to carry on its business as now conducted.  Sun has delivered to XCHO true and complete copies of the Governing Documents of Sun, all currently in effect.  Sun is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have and would not have a Material Adverse Effect on Sun.

5.2

Authorization.

The execution, delivery and performance by Sun of this Agreement and the documents contemplated hereby and the consummation by Sun of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action. This Agreement and the documents executed in connection herewith constitute valid and binding agreements of Sun, enforceable against Sun in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

5.3

Governmental Authorization

The execution, delivery and performance by Sun of this Agreement, and the consummation of the transactions contemplated hereunder require no action by Sun in respect of, or any filing with, any Governmental Authority other than such filings or consents, the failure of which to make or obtain would not reasonably be expected to have and would not have a Material Adverse Effect on Sun.

5.4

Non-Contravention.

(a)

The execution, delivery and performance by Sun of this Agreement and the documents contemplated hereby, and the consummation of the other transactions contemplated hereby and thereby do not and will not:

(i)

contravene or conflict with the Governing Documents of Sun;

(ii)

contravene or conflict with or constitute a violation in any material respect of any provision of any Applicable Law;

(iii)

conflict with or result in a material breach or violation of, or constitute a material default under, or result in a contractual right to cause the termination, cancellation or modification of or loss of a material benefit under, or right to accelerate, any Material Agreement of or affecting or any Permit held by Sun; or

(iv)

result in the creation or imposition of any Encumbrance on any asset of Sun.

(b)

Sun is not in material violation of, or in material default with respect to, any term of its Governing Documents.

5.5

Capitalization.

(a)

The entire authorized capital stock of the Sun consists of 10,000 shares of common stock, $.01 par value per share, of which 150 shares are issued and outstanding and none of which are held as treasury stock.  All of the outstanding shares of stock of Sun are owned beneficially and of record by the Shareholders.

(b)

Except as disclosed in Section 5.5(a) of this Agreement, there are outstanding (i) no shares of capital stock or other securities of Sun, (ii) no options or other rights to acquire, and no obligation to issue, any capital stock, securities or securities convertible into or exchangeable for capital stock or other voting securities of Sun (the items in clauses (i), (ii) and (iii) being referred to collectively as “Sun Securities”), (iv) no obligation to repurchase, redeem or otherwise acquire any Sun Securities, and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed under the securities laws of the United States or any state.

5.6

Subsidiaries and Related Entities.

Sun does not own, directly or indirectly, any capital stock of or equity interest in any corporation, partnership, limited liability Sun, business trust, joint venture or other entity.

5.7

Financial Statements.

Sun has delivered to XCHO the Sun’s unaudited balance sheet dated as of December 31, 2007, Sun’s audited income statements for the fiscal year ended December 31, 2007, and Sun’s unaudited balance sheet and income statement as of and for the period ended March 31, 2008 (collectively, the “Sun Financial Statements”). The Sun Financial Statements present fairly in all material respects the financial position of Sun as of the dates thereof and results of operations and cash flows for the periods therein indicated.

5.8

No Undisclosed Liabilities.

Sun has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Sun Financial Statements, including the notes thereto, except for (i) those that are not required to be reported in accordance with GAAP; (ii) normal or recurring liabilities incurred since the date of the most recent Sun Financial Statements in the ordinary course of business substantially consistent with past practices, (iii) liabilities contemplated by or incurred under this Agreement, or (iv) as disclosed in the Sun Disclosure Schedule.

5.9

Taxes.

(a)

Sun has (i) filed when due (taking into account extensions) with the appropriate Governmental Authorities all federal and state Tax Returns and all local Tax Returns required to be filed by it and all such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with Applicable Law,  (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Sun Financial Statements all material taxes, levies, imposts, duties, licenses, premium taxes, and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest, penalties, assessments or deficiencies thereon (“Taxes” or a “Tax”), and there are no Tax deficiencies claimed, proposed, asserted or assessed by any Governmental Authority and received by Sun that, in the aggregate, would result in any liability in excess of the amount of such reserves or accruals and (iii) established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate in all material respects for the payment of all Taxes not yet due and payable and attributable to any period preceding the Closing Date.  No Tax Return of Sun has ever been the subject of audit by any taxing authority.

(b)

There are no unresolved Tax assessments, penalties, interest or deficiencies claimed by any Governmental Authority and received by Sun to be due in respect of any Tax Returns filed by Sun (or any predecessor entities).  Sun has not executed or filed with any taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, which has not been closed.  No claim has ever been made by an authority in a jurisdiction where Sun (or any predecessor entities) does not file Tax Returns that Sun (or any predecessor entities) is or may be subject to taxation by that jurisdiction that has not been resolved.  There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of Sun.  Sun is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement.

(c)

Neither Sun nor any predecessor entities expects any authority to assess any material additional Taxes for any period for which Tax Returns have been filed that have not been adequately reserved or accrued on the Sun Financial Statements.  To Sun’s Knowledge, no foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Sun (or any predecessor entities).  Neither Sun nor any predecessor entities has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Sun or any predecessor entities have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review or (ii) request for information related to Tax matters. Sun has delivered to XCHO correct and complete copies of all federal income Tax Returns of Sun, examination reports, and statements of deficiencies assessed against or agreed to by Sun.

(d)

Sun has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Sun has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Sun).  Sun does not have any liability for the Taxes of any Person (other than the Sun) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(e)

Sun will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)

change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)

“closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(iii)

installment sale or open transaction disposition made on or prior to the Closing Date; or

(iv)

prepaid amount received on or prior to the Closing Date.

(f)

Sun has never engaged in a “reportable transaction” requiring disclosure under the provisions of Sections 6707A, 6011, 6111, 6112 of the Code and the related Treasury Regulations.

5.10

Absence of Certain Changes.

Except as disclosed in the Sun Financial Statements or in Schedule 5.10, since December 31, 2007 and up through the date of this Agreement and to be updated as of the Closing Date, Sun has, in all material respects, conducted its business in the ordinary course, and there has not been:

(a)

any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of Sun;

(b)

any repurchase, redemption or other acquisition by Sun of any outstanding shares of capital stock or other securities of or other ownership interests in Sun;

(c)

any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities or earnings of Sun, which would be reasonably expected to have or would have a Material Adverse Effect on Sun;

(d)

any increase in the aggregate indebtedness for borrowed money or capitalized lease obligations of Sun;

(e)

any sale, assignment, transfer or other disposition of any tangible or intangible asset of Sun, except (i) in the ordinary course of business substantially consistent with past practices and for fair and adequate consideration or (ii) assets retired due to obsolescence;

(f)

any amendment, termination or waiver by Sun of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound, except in the ordinary course of business and substantially consistent with past practice;

(g)

any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of Sun;

(h)

any (i) grant of any severance or termination pay to any director, manager, officer or employee of Sun, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, manager, officer or employee of Sun, (iii) any increase in or acceleration of benefits payable under any existing severance or termination pay policies or employment agreements of Sun, or (iv) any increase in or acceleration of cash compensation or bonuses payable to directors, managers, officers or employees of Sun;

(i)

any amendment to or alteration of any existing Pension Plan, Welfare Plan, or Benefit Plan of Sun or any Sun ERISA Affiliate which would result in a material increase in the cost of any such plan;

(j)

any non-budgeted expenditures in excess of $25,000 or any capital expenditures, capital additions or capital improvements in excess of, in the aggregate, $25,000; or

(k)

the entering into of any agreement by Sun or any person on behalf of Sun to take any of the foregoing actions, except as contemplated or permitted by this Agreement.

5.11

Litigation.

There are no actions, suits, proceedings, claims or investigations pending against Sun. Except as disclosed on Schedule 5.11, Sun is not involved in any other actions, suits, or proceedings. Sun has not received notice of a claim threatened against the Sun, or any of its assets or against or involving any of its officers, directors, managers or employees in connection with the business or affairs of Sun.  Sun is not subject to or in default with respect to any writ, order, judgment, injunction or decree.

5.12

Employee Benefit Plans; ERISA.

(a)

Except as disclosed in Schedule 5.12(a), Sun is not a party to any oral or written (i) employment, severance, or consulting agreement not terminable on 60 days’ or less notice, (ii) agreement with any officer or other employee (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Sun of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such officer or employee regardless of the reason for such termination of employment, or (iii) agreement or plan, including, without limitation, any deferred compensation plan, stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or results in the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that would require the payment of an excise tax under Code Section 4999 or an obligation to reimburse or “gross up” any such tax.

(b)

Schedule 5.12(b) contains a complete and correct list of each Pension Plan and Welfare Plan that Sun or any corporation or other entity which under Section 414 of the Code or Section 4001(b) of ERISA is treated as a single employer with Sun (an “Sun ERISA Affiliate”) maintains, administers, or contributes to, or within the past six years has maintained, administered, contributed to, or to which Sun has been obligated to contribute.  In addition, Schedule 5.12(b) contains a complete and correct list of each Benefit Plan to which Sun is a party or by which Sun is bound or for which Sun has any liability, contingent or otherwise.

(c)

Each Pension Plan, Welfare Plan, and Benefit Plan disclosed (or required to be disclosed) in the Sun Disclosure Schedule has been maintained in all material respects in compliance with its terms and all provisions of ERISA, the Code and all other Applicable Laws.

(d)

No non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, resulting in liability or potential liability to Sun or any Sun ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan.  Sun has no any Knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted or may result in liability of Sun or any Sun ERISA Affiliate, or any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

(e)

Sun does not maintain and is not obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under COBRA (or any similar state law). Neither Sun nor any Sun ERISA Affiliate has ever maintained, administered, or contributed to a Welfare Plan that is a self-insured “multiple employer welfare arrangement” as such term is defined by Section 3(40) of ERISA.

(f)

Sun has performed, in all material respects, all of their obligations under all Pension Plans, Welfare Plans and Benefit Plans, and all contributions and other payments required to be made by Sun to any Pension Plan, Welfare Plan or Benefit Plan with respect to any period ending before or at or including the Closing Date have been timely made or have been or will be reflected in the Sun Financial Statements.

(g)

Sun has made available to XCHO all documents that set forth the terms of each Pension Plan, Welfare Plan and Benefit Plan and all other information, documents or reports which describe the terms of or obligations under any such plan or which relate to any reporting or disclosure requirements required for the most recent plan year applicable to such plans.

(h)

Each Welfare Plan and Benefit Plan which is directly maintained or sponsored by Sun can be terminated without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such plan. No event has occurred or circumstance exists that could result in a material increase in premium costs of Welfare Plans or Benefit Plans that are insured, or a material increase in benefit costs of such plans that are self-insured or self-funded.

5.13

Properties.

(a)

Schedule 5.13(a) sets forth a listing of all real property owned by the Sun.

(b)

All leases of real property to which Sun is a party or by which it is bound, whether as lessor, lessee, sub-lessor or sub-lessee (the “Property Leases”) are in full force and effect and are described on Schedule 5.13(b).  True, correct and complete copies of the Property Leases have been made available to XCHO.  Sun is not in default in any material respect under any Property Lease and, to the Knowledge of Sun, there exists no default under any Property Lease by any other party thereto, or any event which (with notice or lapse of time or both) would constitute a default thereunder, and no party to a Property Lease has advised Sun of any such default or that it intends to terminate any such Property Lease.

(c)

All of the properties and assets which are owned by Sun are owned free and clear of any Encumbrance, except for Encumbrances described on Schedule 5.13(c).  Sun has good and indefeasible title to its owned properties and assets subject to no Encumbrances, other than those described in Sun’s Disclosure Schedule.

5.14

Environmental Matters.

Except as set forth in the Sun Disclosure Schedule:

(a)

No notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Knowledge of Sun, has been threatened by, any Governmental Authority or other party with respect to any (i) alleged violation of any Environmental Law by Sun, (ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required under Environmental Law in connection with the conduct of its business or (iii) Regulated Environmental Activity.

(b)

Sun has no Environmental Liabilities and there has been no release of Hazardous Substances into the environment by Sun in violation of Environmental Law.

(c)

Sun (or any predecessor in title) has not filed a notice under any Environmental Law disclosing the improper use, storage, disposal or release of Hazardous Materials.

(d)

Sun (or any predecessor in title) has not received any notice from any Governmental Authority or from any other person or entity concerning, and Sun has no Knowledge of the existence of, any petroleum product, other Hazardous Material discharge or seepage or of any such generation, storage, use, treatment, release, or disposal on or relating to property owned or used by Sun.

5.15

Intellectual Property.

Schedule 5.15 sets forth all patents, registered trademarks, registered service marks and registered copyrights (and all applications therefor) owned or otherwise used in the conduct of the business of Sun.  Sun owns or possesses, or hold a valid right or license to use, all intellectual property, patents, trademarks, trade names, service marks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever, and without, to the Knowledge of Sun, any conflict with the rights of others. No Person has a right or license to use any such intellectual property of Sun.

5.16

Material Agreements.

(a)

Schedule 5.16 contains a complete and accurate list of all contracts, agreements, leases and instruments to which Sun is a party or by which properties or assets are bound which individually involve net payments or receipts in excess of $25,000 per annum (the “Material Agreements”).

(b)

Neither Sun, not to the Knowledge of Sun, any other party, is in default under any Material Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Agreement or result in the creation of any

Encumbrance upon, or any person obtaining any right to acquire, any properties, assets or rights of Sun.

(c)

Each Material Agreement is in full force and effect and is valid and legally binding against Sun, and, to the Knowledge of Sun, the other parties thereto.  To the Knowledge of Sun, there are no unresolved disputes involving or with respect to any Material Agreement. Except as described in the Sun Disclosure Schedule, no party to a Material Agreement has advised Sun that it intends either to terminate a Material Agreement or to refuse to renew a Material Agreement upon the expiration of the term thereof.

5.17

Compliance with Applicable Laws.

The business of Sun is being conducted in compliance with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Authority, except where the failure to so comply would not reasonably be expected to have and would not have a Material Adverse Effect on Sun.  Sun has not received written notice that it is in violation of, or has violated, any provision of Applicable Law.

5.18

Permits.

Except where the failure to do so would not be expected to have and would not have a Material Adverse Effect on Sun, Sun has all Permits necessary to the conduct of its business as it is currently conducted in each jurisdiction in which Sun requires such Permits.  Sun has conducted and is conducting its business in all material respects in compliance with all such Permits.  All such Permits are in full force and effect, and to the Knowledge of Sun, there is no proceeding or investigation pending or threatened which could lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit.

5.19

Insurance.

Sun has insurance covering its properties, operations, and businesses, which insurance is in amounts and insures against such losses and risks as may be required under the Material Agreements and the Property Leases and as are customary in the industry in which Sun operates.  Schedule 5.19 contained a listing of all such insurance.  Sun has not received notice from any insurer or agent of such insurer that any capital improvements or other expenditures are required and necessary to be made in order to continue such insurance.

5.20

Receivables.

All of the receivables of Sun (including accounts receivable, loans receivable and advances) which are reflected on the Sun Financial Statements, and all such receivables which will have arisen since the date of the such financial statements, are valid and genuine and have arisen solely from bona fide transactions in the ordinary course of business consistent with past practices.  Except to the extent of reserves reflected on the Sun Financial Statements: (i) the receivables reflected on the Sun Financial Statements do not include any receivables which should be written off as an uncollectible receivable; (ii) all of the receivables reflected on the Sun Financial Statements are collectible (except to the extent of any credit of unearned premium in connection with policy cancellations); and (iii) none of such receivables is subject to valid defenses, set-offs (except to the extent of any credit of unearned premium in connection with policy cancellations) or counterclaims.  Sun is not currently experiencing any unusual delays or difficulties in collecting any such receivables in the ordinary course of business and Sun has not entered into any agreement extending or postponing the payment of any such receivables.  Schedule 5.20 accurately lists as of June 30, 2008, all receivables of Sun, the amount owing and the aging of such receivable, the name of the party from whom such receivable is owing, and any security in favor of Sun for the repayment of such receivable which Sun purports to have, if any.

5.21

Transactions with Affiliates.

Except as set forth on Schedule 5.12(a) or Schedule 5.21, there are no contracts or arrangements (formal or informal, written or oral) between Sun and any officer, director, or principal shareholder of Sun or any of their respective Affiliates. Except as set forth on Schedule 5.21, none of such Persons or any of their respective Affiliates has any claim against the Sun.

5.22

Broker’s Fees.

Neither Sun nor anyone acting on behalf of or at the request of Sun has engaged any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent, in connection with this Agreement or the transactions contemplated hereby.

5.23

Assets.

(a)

Sun is the sole owner of and has good and marketable title to its assets, which assets constitute all of the assets, rights, and properties used in, or reasonably necessary for, the conduct of its businesses in the manner and to the extent currently conducted, and include all items of property located at its offices, other than such assets that are leased or licensed to Sun under valid, current leases or license arrangements. No person other than Sun has custody or control over the assets of Sun. The tangible assets of Sun are in all material respects adequate for the purposes for which such assets are currently used or are held for use, are to the Knowledge of Sun free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and there are no facts or conditions affecting such assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.  All of such assets are set forth on Schedule 5.23(a).

(b)

Schedule 5.23(b) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Sun maintains accounts of any nature, the numbers of such accounts and the names of all persons authorized to draw thereon or to makes withdrawals therefrom.

5.24

Sale or Other Disposition.

Except as contemplated by this Agreement, there are currently no discussions to which Sun or anyone acting on behalf of Sun is a party relating to: (a) the sale of a material portion of the assets of the Sun, (b) any merger, consolidation, share exchange, liquidation, dissolution or similar transaction involving Sun, or (c) the transfer or issuance of any shares of Sun.

5.25

Investment Intent.

Each of the Shareholders is acquiring the XCHO Common Shares and the XCHO Preferred Shares for his own account and not for the account of others, and is not acquiring such shares for the purpose of reselling, transferring, or subdividing, or otherwise disposing of or hypothecating all or any portion of such shares.

5.26

Disclosure.

None of this Agreement, the Sun Financial Statements, or any schedule (including, without limitation, the Sun Disclosure Schedule), exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Sun in connection with this Agreement, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made or given, not misleading.

ARTICLE VI.

COVENANTS OF XCHO

From the date hereof until the earlier of (i) the Closing or (ii) the date this Agreement is terminated pursuant to Section 10.1 hereof (except for the covenants hereunder that expressly continue in effect beyond Closing), XCHO agrees that:

6.1

Conduct of XCHO’s Business.

XCHO will conduct the business of XCHO in the ordinary course, consistent with past practices.  Without limiting the generality of the foregoing, except as contemplated by this Agreement or as otherwise approved in writing by Sun (which approval will not be unreasonably withheld, conditioned or delayed), XCHO will not:

(a)

adopt any change in the Governing Documents of XCHO;

(b)

terminate, cancel or amend any insurance policies of XCHO or modify or reduce the coverage thereunder;

(c)

enter into or amend any employment agreements (oral or written) or increase or accelerate the compensation payable or to become payable by XCHO to any of its officers, directors, or consultants over the amount payable as of December 31, 2007, or increase the compensation payable to any other employees (other than (i) increases in the ordinary course of business substantially consistent with past practice or (ii) pursuant to plans disclosed in the XCHO Disclosure Schedule), or adopt or increase the benefits under any Pension Plan, Welfare Plan or other Benefit Plan;

(d)

pay any dividend or make any other distribution to holders of its capital stock, or redeem or otherwise acquire any such capital stock.

(e)

directly or indirectly, dispose of or acquire any properties or assets except in the ordinary course of its business as presently conducted;

(f)

incur any additional indebtedness for borrowed money;

(g)

outside of the ordinary course of its business as presently conducted, enter into any transaction or make, either individually or collectively, any capital expenditure in excess of $50,000, or incur, either individually or collectively, any non-budgeted extraordinary expense over $25,000, or enter into any long term contract;

(h)

change accounting principles, practices, methods or policies including without limitation, reserving methods, practices and policies, except as may be: (i) required by its independent auditors and in accordance with GAAP; or (ii) required by any Governmental Authority;

(i)

without the prior written consent of Sun, make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the XCHO, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to XCHO, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of XCHO for any period ending after the Closing Date or decreasing any Tax attribute of XCHO existing on the Closing Date.

(j)

amend or terminate any Material Agreement or Permit, except pursuant to this Agreement, arrangements previously disclosed in writing to Sun or disclosed in the XCHO Disclosure Schedule (except for renewals in the ordinary course of business and of which Sun has been provided notice);

(k)

lend any amount to any person or entity, other than advances for routine business related travel expenses and other business expenses of employees which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to the XCHO and which expenses are documented by receipts for the claimed amounts;

(l)

waive or release any material right or claim of XCHO;

(m)

issue or sell any XCHO Securities in excess of 2 million shares without disclosure;

(n)

merge, consolidate or reorganize with or acquire any entity;

(o)

enter into any new lines of business;

(p)

directly or indirectly, agree or commit to do any of the foregoing set forth in subparagraphs (a) through (o) hereof.

6.2

Access to Financial and Operational Information.

XCHO will provide Sun and its counsel, financial advisors, auditors and other authorized representatives reasonable access to its offices, properties, books and records, will furnish to Sun, and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request, but calculated in a manner not to unreasonably interfere with the business and operations of XCHO, and will instruct its employees, counsel and financial advisors to cooperate with Sun in their continuing “due diligence” investigation of XCHO.

6.3

Other Offers.

(a)

XCHO will not, directly or indirectly, through representatives or otherwise,

(i)

solicit, entertain, or negotiate with respect to, or in any manner encourage, discuss, or consider, any offer or proposal for, or any indication of interest in, a merger or other business combination involving XCHO or the acquisition of any equity interest in, or a substantial portion of the assets of, XCHO other than the transactions contemplated by this Agreement (each an “Acquisition Proposal”), or

(ii)

disclose any information relating to XCHO, or afford access to the properties, books, or records of XCHO, directly or indirectly, in connection with any Acquisition Proposal or possible or proposed Acquisition Proposal.

(b)

To the extent that XCHO or any of its officers, directors, employees or other agents is currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, XCHO will terminate, and shall cause, its officers, directors, employees or other agents to terminate, any such discussions immediately.  XCHO shall immediately notify Sun in the event of any contact between XCHO or any representative of XCHO and any other person or entity regarding an Acquisition Proposal, a possible or contemplated Acquisition Proposal, or any related inquiry.

(c)

XCHO, shall not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (ii) approve or authorize the entering into any agreement with respect to any Acquisition Proposal.

6.4

Compliance with Obligations.

XCHO will use commercially reasonable efforts to comply with (a) all Applicable Laws (b) all material agreements and obligations, including its Governing Documents, by which

XCHO or its properties or assets may be bound, and (c) all decrees, applicable to XCHO and its properties or assets.

6.5

Notices of Certain Events.

XCHO will, upon obtaining Knowledge of any of the following, promptly notify Sun of:

(a)

any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement or the transactions contemplated hereby;

(b)

orders, writs, injunctions and judgments issued in regard to XCHO; and

(c)

any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against XCHO.

6.6

XCHO Disclosure Schedule.

XCHO may, from time to time following execution hereof but prior to the Closing, by notice in accordance with the terms of this Agreement, amend the XCHO Disclosure Schedule in order to add information or correct previously supplied information.  The XCHO Disclosure Schedule shall be updated as necessary prior to the Closing with respect to those representations and warranties set forth herein that specifically refer to or are to be applicable as of the Closing Date as well as the date of this Agreement.  It is agreed that the XCHO Disclosure Schedule may be amended to add immaterial, as well as material, items thereto, provided that (i) no such amendment shall have the effect of curing or correcting any breach of a representation, warranty, agreement or covenant prior to the Closing and (ii) Sun’s right to terminate this Agreement as provided herein shall not be affected by any such amendment.  If the Closing occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of any representation, warranty, agreement or covenant which would have existed if  XCHO had not made such supplement, amendment or addition, and all references to the XCHO Disclosure Schedule as supplemented or amended as provided in this Section 6.6 shall for all purposes after the Closing be deemed to be a reference to the XCHO Disclosure Schedule as so supplemented or amended.

ARTICLE VII.

COVENANTS OF SUN

From the date hereof until the earlier of (i) the Closing or (ii) the date this Agreement is terminated pursuant to Section 10.1 hereof (except for the covenants hereunder that expressly continue in effect beyond Closing), Sun agrees that:

7.1

Conduct of Sun’s Business.

Sun will conduct the business of Sun in the ordinary course, consistent with past practices.  Without limiting the generality of the foregoing, except as contemplated by this

Agreement or as otherwise approved in writing by XCHO (which approval will not be unreasonably withheld, conditioned or delayed), Sun will not:

(a)

adopt  any change in the Governing Documents of Sun;

(b)

terminate, cancel or amend any insurance policies of Sun or modify or reduce the coverage thereunder;

(c)

enter into or amend any employment agreements (oral or written) or increase or accelerate the compensation payable or to become payable by Sun to any of its officers, directors, or consultants over the amount payable as of December 31, 2007, or increase the compensation payable to any other employees (other than (i) increases in the ordinary course of business substantially consistent with past practice or (ii) pursuant to plans disclosed in the Sun Disclosure Schedule), or adopt or increase the benefits under any Pension Plan, Welfare Plan or other Benefit Plan;

(d)

pay any dividend or make any other distribution to holders of its capital stock, or redeem or otherwise acquire any such capital stock.

(e)

directly or indirectly, dispose of or acquire any properties or assets except in the ordinary course of its business as presently conducted or as contemplated by this Agreement;

(f)

incur any additional indebtedness for borrowed money, except that Sun and/or Wallisville may convert the existing construction loan into a second lien permanent loan;

(g)

outside of the ordinary course of its business as presently conducted, enter into any transaction or make, either individually or collectively, any capital expenditure in excess of $50,000 (other than expenses for construction currently underway), or incur, either individually or collectively, any non-budgeted extraordinary expense over $25,000, or enter into any loan term contract (other than the packing subcontract currently under negotiation with a global logistics provider);

(h)

change accounting principles, practices, methods or policies including without limitation, reserving methods, practices and policies, except as may be: (i) required by its independent auditors and in accordance with GAAP; or (ii) required by any Governmental Authority;

(i)

without the prior written consent of XCHO, make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Sun, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Sun, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Sun for any period ending after the Closing Date or decreasing any Tax attribute of Sun existing on the Closing Date.

(j)

amend or terminate any Material Agreement or Permit, except pursuant to this Agreement, arrangements previously disclosed in writing to XCHO or disclosed in the Sun Disclosure Schedule (except for renewals in the ordinary course of business and of which XCHO has been provided notice);

(k)

lend any amount to any person or entity, other than advances for routine business related travel expenses and other business expenses of employees which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to the Sun and which expenses are documented by receipts for the claimed amounts;

(l)

waive or release any material right or claim of Sun;

(m)

issue or sell any Sun Securities;

(n)

merge, consolidate or reorganize with or acquire any entity;

(o)

enter into any new lines of business;

(p)

directly or indirectly, agree or commit to do any of the foregoing set forth in subparagraphs (a) through (o) hereof.

7.2

Access to Financial and Operational Information.

Sun will provide XCHO and its counsel, financial advisors, auditors and other authorized representatives reasonable access to its offices, properties, books and records, will furnish to XCHO, and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request, but calculated in a manner not to unreasonably interfere with the business and operations of Sun, and will instruct its employees, counsel and financial advisors to cooperate with XCHO in their continuing “due diligence” investigation of Sun.

7.3

Other Offers.

(a)

Sun will not, directly or indirectly, through representatives or otherwise,

(i)

solicit, entertain, or negotiate with respect to, or in any manner encourage, discuss, or consider, any Acquisition Proposal with respect to Sun; or

(ii)

disclose any information relating to Sun, or afford access to the properties, books, or records of Sun, directly or indirectly, in connection with any Acquisition Proposal or possible or proposed Acquisition Proposal.

(b)

To the extent that Sun or any of its officers, directors, employees or other agents is currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, Sun will terminate, and shall cause, its officers, directors, employees or other agents to terminate, any such discussions immediately.  Sun shall immediately notify Sun in the event of any contact between Sun or any representative of Sun and any other person or entity regarding an Acquisition Proposal, a possible or contemplated Acquisition Proposal, or any related inquiry.

(c)

Sun, shall not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (ii) approve or authorize the entering into any agreement with respect to any Acquisition Proposal.

7.4

Compliance with Obligations.

Sun will use commercially reasonable efforts to comply with (a) all Applicable Laws (b) all material agreements and obligations, including its Governing Documents, by which Sun or its properties or assets may be bound, and (c) all decrees, applicable to Sun and its properties or assets.

7.5

Notices of Certain Events.

Sun will, upon obtaining Knowledge of any of the following, promptly notify Sun of:

(a)

any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement or the transactions contemplated hereby;

(b)

orders, writs, injunctions and judgments issued in regard to Sun; and

(c)

any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Sun.

7.6

Sun Disclosure Schedule.

Sun may, from time to time following execution hereof but prior to the Closing, by notice in accordance with the terms of this Agreement, amend the Sun Disclosure Schedule in order to add information or correct previously supplied information.  The Sun Disclosure Schedule shall be updated as necessary prior to the Closing with respect to those representations and warranties set forth herein that specifically refer to or are to be applicable as of the Closing Date as well as the date of this Agreement.  It is agreed that the Sun Disclosure Schedule may be amended to add immaterial, as well as material, items thereto, provided that (i) no such amendment shall have the effect of curing or correcting any breach of a representation, warranty, agreement or covenant prior to the Closing and (ii) XCHO’s right to terminate this Agreement as provided herein shall not be affected by any such amendment.  If the Closing occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of any representation, warranty, agreement or covenant which would have existed if Sun had not made such supplement, amendment or addition, and all references to the Sun Disclosure Schedule as supplemented or amended as provided in this Section 7.6 shall for all purposes after the Closing be deemed to be a reference to the Sun Disclosure Schedule as so supplemented or amended.

7.7

Participation in Sun’s Health Insurance Plan.

(a)

Sun shall use its commercially reasonable efforts to cause each employee of XCHO as of the Closing to become eligible to participate in Sun’s health insurance plan.

(b)

Nothing herein (including the Schedules hereto) expressed or implied shall confer upon any employee of XCHO or any Affiliate of XCHO, or upon any legal representative of such employee, or upon any collective bargaining agent, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, and no such employee, legal representative, or collective bargaining agent shall be a third party beneficiary of this Agreement. Nothing in this Agreement shall be deemed to confer upon any person (nor any beneficiary thereof) any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.

ARTICLE VIII.

COVENANTS OF THE PARTIES

From the date hereof until the occurrence of the earlier of (i) the Closing Date or (ii) termination of this Agreement pursuant to Article X, XCHO and Sun each agree as provided in Sections 8.1 through 8.5 below:

8.1

Advise of Changes.

Such party will promptly advise the other in writing (i) of any event known to any of its officers occurring subsequent to the date of this Agreement that in its reasonable judgment renders any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect and (ii) of any Material Adverse Change with respect to such party.

8.2

Certain Filings.

Such parties shall cooperate with one another:

(a)

in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

(b)

in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

8.3

Satisfaction of Conditions Precedent.

Each such party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the obligations of the other party to close, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

8.4

Communications; Press Releases.

Without the prior approval of the other parties, no party shall disclose any information relating to the transactions contemplated by this Agreement, other than to an employee, officer, director, attorney, accountant or advisor who needs to know such information in connection with the negotiation or consummation of the transactions contemplated hereby, or to the other parties to this Agreement.  No party will issue or authorize to be issued any press release or similar announcement concerning this Agreement or any of the transactions contemplated hereby without the prior approval of Sun and XCHO, which approval shall not be unreasonably delayed or withheld; provided however, that any party may make any public disclosure it believes in good faith is required by Applicable Law (in which case the disclosing party will consult with the XCHO and Sun prior to making the disclosure).

8.5

Confidentiality.

Except as and to the extent required by law, no party will disclose or use, and each party will direct its representatives not to disclose or use, any Confidential Information (as defined below) of the other party furnished, or to be furnished, by the other party or its representatives in any manner other than in connection with the transaction contemplated by this Agreement.  For purposes of this paragraph, "Confidential Information" means and includes any and all information concerning the business and affairs of a party, which includes, without limitation, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, computer software and programs (including object code and source code), and  computer software and database technologies, systems, and structures, however documented, that has been or may hereafter be provided or shown to the other party or its representatives by the disclosing party or any of its representatives, unless the receiving party can establish that such information was already known to the receiving party or was received by the receiving party from a third party not bound by a duty of confidentiality or such information becomes publicly available through no fault of the receiving party or its representatives  Following any termination of this Agreement, upon the written request of a party the other party will promptly return to the disclosing party or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done.

8.6

Corporate Structure.

(a)

From and after the Closing Date, the Board of Directors of XCHO shall consist of four (4) directors, two (2) designated by the Shareholders and two (2) designated by XCHO.  Initially, the two (2) directors designated by the Shareholders shall be Jon L. Grossman and Peter L. Elston, and the two (2) directors designated by XCHO shall be Frank Rizzo and Bobby Story. At the Closing, Jon L. Grossman shall be named as the President of XCHO, Peter R. Elston shall remain as the President of Sun, Alan Xenakis shall be named as Chairman of the Board of Newco, Frank Rizzo shall be named as President of Newco, and Bobby Story shall be named as Chief Financial Officer of Newco.

(b)

Following the Closing, XCHO will change its name to Sun Holdings, Inc., will redomesticate its state of incorporation to Nevada, will effect a reverse stock split, and will apply for listing of its Common Stock on NASDAQ or the American Stock Exchange. At the Closing, Sun, XCHO, Newco, the Shareholders, Frank Rizzo, Bobby Story, Gary Spaniak, Steve Markley, and Alan Xenakis will execute and deliver an Operating/Shareholders Agreement in substantially the form attached hereto as Exhibit 8.6 (the “Operating/Shareholders Agreement”) providing for such matters, the officers and directors of XCHO, Sun, and Newco, and the operations of XCHO, Sun, and Newco for the first 24 months following the Closing. Each of the Shareholders and Frank Rizzo, Bobby Story, Gary Spaniak, Steve Markley, and Alan Xenakis agrees not to effect any sale or distribution of XCHO Securities, including a sale pursuant to Rule 144 under the Securities Act, prior to the Closing or during the 180 day period beginning on the Closing Date.

8.7

Funding and Loans.

(a)

Following the Closing Date, Sun, XCHO and Newco shall use commercially reasonably efforts to obtain for XCHO and its Subsidiaries the amount of $3,000,000 for expansion through (i) using Sun’s existing Frost line of credit, (ii) requesting a larger line of credit from Frost, (iii) net cash flow of Sun and Newco, and (iv) seeking new sources of equity or debt financing for operations. Prior to the Closing, XCHO may, with the prior written consent of Sun, also attempt to raise capital through the offering and sale of additional shares of its stock.

(b)

Certain of the officers of XCHO have made advances to XCHO.  Such advances shall be repaid according to the schedule set forth in the Operating/Shareholders Agreement.

8.8

Executive Employment Agreements and Consulting Agreements.

Subject to Section 9.1(i) of this Agreement, following the Closing, XCHO will acknowledge and agree to pay monthly the existing executive employment agreements and consulting agreements of XCHO.  All accrued salaries or consulting fees for executives of XCHO as of the Closing shall be waived or converted into Common Stock (if permitted by the existing applicable agreement) prior to the Closing.  Subject to Section 9.1(i) of this Agreement, XCHO shall enter into comparable agreements with Jon L. Grossman, Peter R. Elston, and Joseph Maida at the Closing with five year terms and extend the existing Employment and Consulting Agreements of XCHO to match and mirror the new Employment and Consulting Agreements for Jon L. Grossman, Peter R. Elston and Joseph Maida.

ARTICLE IX.

CONDITIONS TO CLOSING

9.1

Conditions to Obligations of Sun, the Shareholders, and Wallisville.

The obligations of Sun, the Shareholders, and Wallisville hereunder are subject to the fulfillment or satisfaction of each of the following conditions (any one or more of which may be waived by such parties, but only in writing signed by such parties):

(a)

The representations and warranties of XCHO set forth herein (as updated to the extent required pursuant to this Agreement) remain true and accurate in all material respects (without giving effect to any qualifications as to materiality contained in any specific representation or warranty) on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement), and XCHO shall have provided Sun with a certificate, dated as of the Closing Date, to such effect.

(b)

XCHO shall have performed and complied in all material respects with all of the covenants applicable to it contained herein on or before the Closing Date, and XCHO shall have provided Sun with a certificate, dated as of the Closing Date, to such effect.

(c)

There shall have been no Material Adverse Change in XCHO since June 30, 2008.

(d)

All consents, waivers or authorizations of third parties, all regulatory approvals, and all shareholder approvals, required in order for XCHO to consummate the transactions provided for in this Agreement, shall have been obtained, and any required filing by XCHO with the SEC shall have become effective.

(e)

The Shareholders shall have received all of the items required to be delivered at Closing by XCHO pursuant to Section 3.2(b).

(f)

All outstanding warrants, options and other rights to acquire shares of the capital stock of XCHO, and all rights to convert any shares of Preferred Stock of XCHO to shares of Common Stock of XCHO, shall have been cancelled or otherwise terminated, other than the outstanding shares of Series C Preferred Stock.

(g)

XCHO shall have taken all necessary actions (including, without limitation, obtaining the necessary vote of its shareholders and the effectiveness of any required filings with the SEC to obtain such shareholder vote) to increase the number of its authorized shares of Common Stock to 125,000,000 or such other amount as Sun and XCHO may mutually determine to be appropriate.

(h)

XCHO shall have filed with the Internal Revenue Services a federal income tax return on Form 1120 and provided evidence of same to Sun.

(i)

Wallisville shall have obtained the consent of its mortgage holder to the transfer of its real property to Sun.

(j)

Sun shall have obtained a consent of its lender to the transactions provided for in this Agreement.

(k)

Sun shall have reviewed and approved (subject to such changes as Sun may require to bring the same in line with those of Sun) all existing employment contracts, consulting agreements, commission agreements or arrangements, bonus arrangements or plans, employee benefit plans, and stock or stock option plans or agreements of XCHO.

9.2

Conditions to Obligations of XCHO.

The obligations of XCHO hereunder are subject to the fulfillment or satisfaction of each of the following conditions (any one or more of which may be waived, but only in writing signed by XCHO):

(a)

The representations and warranties of Sun set forth herein remain true and accurate in all material respects (without giving effect to any qualifications as to materiality contained in any specific representation or warranty) on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement), and Sun shall have provided XCHO with a certificate, dated as of the Closing Date, to such effect.

(b)

Sun, the Shareholders, and Wallisville shall have performed and complied in all material respects with all of the covenants applicable to them contained herein on or before the Closing Date, and Sun shall have provided XCHO with a certificate, dated as of the Closing Date, to such effect.

(c)

XCHO shall have received all of the items required to be delivered at Closing by Sun, the Shareholders, and Wallisville pursuant to Section 3.2(a).

(d)

XCHO shall have received an audit of Sun’s financial statements for the years 2006 and 2007 by an accounting firm reasonably acceptable to XCHO.

(e)

Wallisville will have at the Closing equity in its real property equal to at least $6.5 million or such other amount as may be satisfactory to XCHO.

9.3

Conditions to Obligations of Each Party.

The respective obligations of the parties hereunder at Closing are subject to the fulfillment or satisfaction of each of the following conditions (any one or more of which conditions to a party’s obligations may be waived by such party, but only in writing signed by such party):

(a)

No Applicable Law, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any Governmental Authority which prohibits the consummation of the transaction contemplated by this Agreement (each party agreeing to use its commercially reasonable efforts to have any such order, decree or injunction lifted).

(b)

All material governmental licenses, authorizations, consents and approvals (collectively, “Governmental Authorizations”) that are required as a result of the transactions contemplated by this Agreement shall have been obtained.

ARTICLE X.

TERMINATION OF AGREEMENT

10.1

Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written agreement of the parties hereto;

(b)

by Sun, (i) if there has been a material breach by XCHO of any representation, warranty or covenant contained in this Agreement, (ii) such breach cannot be, or has not been, cured within 30 days after written notice of such breach is given to XCHO and (iii) such breach would cause any of the conditions set forth in Sections 9.1 or 9.3 to not be satisfied, provided that the right to effect such cure shall not extend beyond the date set forth in paragraph (d) below;

(c)

by XCHO (i) if there has been a material breach by Sun, the Shareholders, or Wallisville of any representation, warranty, or covenant contained in this Agreement, (ii) such breach cannot be, or has not been, cured within 30 days after written notice of such breach is given to such party and (iii) such breach would cause any of the conditions set forth in Sections 9.2 or 9.3 to not be satisfied, provided that the right to effect such cure shall not extend beyond the date set forth in paragraph (e) below;

(d)

by Sun, if all conditions of Closing set forth in Sections 9.1 and 9.3 of this Agreement have not been satisfied or waived by November 15, 2008, provided, however, that Sun shall not be entitled to terminate this Agreement pursuant to this paragraph (d) if Sun, the Shareholders, or Wallisville is in willful and material violation of any of its representations, warranties, or covenants contained in this Agreement or such failure to close shall be due to the failure of Sun, the Shareholders, or Wallisville to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(e)

by XCHO if all conditions of Closing set forth in Sections 9.2 and 9.3 of this Agreement have not been satisfied or waived by November 15, 2008; provided, however, that XCHO shall not be entitled to terminate this Agreement pursuant to this paragraph (e) if XCHO is in willful and material violation of any representation, warranty, or covenant contained in this Agreement or such failure to close shall be due to the failure of XCHO to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing; or

(f)

by any party hereto if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

10.2

Effect of Termination.

Subject to the other provisions of this Agreement which expressly survive any termination, upon termination of this Agreement, this Agreement shall be void and of no effect, and shall result in no obligation of or liability to any party or their respective directors, officers, managers employees, agents or stockholders.

ARTICLE XI.

LIMITED SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The respective representations and warranties made by the parties in this Agreement or in any certificate or document executed and delivered by either party to the other party pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by the parties hereto, for a period of eighteen months after the Closing Date, except for the representations and warranties in Section 4.5 and 5.5 (Capitalization), Section 4.9 and 5.9 (Taxes), and Section 4.14 and 5.14 (Environmental Matters) which shall survive for the period set forth in Section 12.3.

ARTICLE XII.

INDEMNIFICATION

12.1

XCHO’s Agreement to Indemnify.

Subject to the limitations set forth in this Article XII, XCHO will indemnify and hold harmless Sun, the Shareholders, Wallisville and their Affiliates, officers, directors, partners, agents, employees, representatives, successors and assigns (hereinafter referred to individually as a “Sun Indemnified Person” and collectively as “Sun Indemnified Persons”) from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities (hereafter in this Section 12.1 referred to as “Sun Damages”), arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants or agreements given or made in this Agreement or any certificate or document delivered by or on behalf of XCHO pursuant hereto. Notwithstanding the foregoing, the indemnification provided for in this Section 12.1 will not apply unless and until the aggregate Sun Damages for which one or more Sun Indemnified Persons seeks indemnification exceeds $10,000 (the “Deductible”), after which point XCHO will be obligated only to indemnify the Sun Indemnified Persons from and against any Sun Damages in excess of the Deductible amount.

12.2

Sun’s Agreement to Indemnify.

Subject to the limitations set forth in this Article XII, Sun will indemnify and hold harmless XCHO and its officers, directors, agents, employees, representatives, successors and assigns (hereinafter in this Section 12.2 referred to individually as an “XCHO Indemnified Person” and collectively as “XCHO Indemnified Persons”) from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereafter in this Section 12.2 referred to as “XCHO Damages”) arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by Sun in this Agreement or any certificate or document delivered by or on behalf of Sun pursuant hereto. The indemnification provided for in this Section 12.2 will not apply unless and until the aggregate XCHO Damages for which one or more XCHO Indemnified Persons seeks indemnification exceeds the Deductible, after which point Sun will be obligated only to indemnify the XCHO Indemnified Persons from and against any XCHO Damages in excess of such Deductible amount.

12.3

Time Limitation.

Notwithstanding the other provisions of this Article XII, the indemnification obligations of the parties under this Article XII, or under any certificate or writing provided by or on behalf of the parties in connection herewith, shall terminate at the date that is the later of clause (a), (b) or (c) of this Section 12.3:

(a)

(1) with respect to claims relating to or arising out of a breach of any representation or warranty contained in Sections 4.9 and 5.9 (Taxes) the date that is six months after the expiration of the applicable statute of limitations (including any extensions thereof); and

(2) with respect to claims arising out of a breach of any representation or warranty contained in Section 4.5 or 5.5 (Capitalization) or Section 4.14 or 5.14 (Environmental Matters) or fraud, there shall be no time limit;

(b)

with respect to all claims resulting from or relating to any misrepresentation or breach of warranty contained in this Agreement other than those referred to in clause (a)(1) or (a)(2) of this Section 12.3, the eighteen month anniversary of the Closing Date;

(c)

with respect to all claims resulting from or relating to any breach of covenant contained in this Agreement that is to be performed after the Closing, the latest date permitted by Applicable Law; or

(d)

the final resolution of claims or demands previously asserted in writing in accordance with the notice provisions hereof and pending as of the date described in clauses (a) (b) or (c) of this Section 12.3.

12.4

Procedure for Indemnification; Third Party Claims.

(a)

Promptly after receipt by an indemnified party under this Article XII of notice of a claim or proceeding against it for which the indemnified party seeks indemnification under this Article XII (a “Claim”), the indemnified party will give prompt written notice to the indemnifying party of the Claim, but the failure to promptly notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party’s failure to give such prompt notice. Such notice shall contain a description in reasonable detail of facts upon which such Claim is based and, to the extent known, the amount thereof.

(b)

In the event of any Claim, action, suit, proceeding or demand asserted by any person who is not a party (or a successor to a party or an Affiliate of a party) to this Agreement (a “Third Party Claim”) which is or gives rise to an indemnification Claim hereunder, the party required to provide indemnification (the “Indemnifying Party”) may elect within ten days of notice thereof from a party entitled to indemnification hereunder (the “Indemnified Party”) to assume the defense of any such Claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s expense, which shall include counsel of its choice; provided, further, that the Indemnified Party shall have the right to employ, at the Indemnifying Party’s expense, counsel of its choice to represent the Indemnified Party if, in the reasonable opinion of counsel to the Indemnified Party, there exists an actual or potential conflict of interest between the Indemnified Party and the Indemnifying Party or if the Indemnifying Party (i) elects not to defend, compromise or settle a Third-Party Claim or (ii) fails to notify the Indemnified Party within the required time period of its election as provided hereunder, and in each such case the Indemnified Party may defend such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party, in the defense of any such Claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such Claim or litigation. The Indemnified Party shall not settle or compromise any such Claim without prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed). The Indemnified Party shall furnish such cooperation and information regarding itself or the Claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such Claim and litigation resulting therefrom.

12.5

Other Matters Pertaining to Indemnification.

(a)

Except with respect to claims based on fraud and claims for equitable relief, after the Closing, the rights of the parties under this Article XII shall be the exclusive remedy with respect to claims resulting from or relating to any misrepresentation or breach of warranty contained in this Agreement, and each party hereby waives, to the full extent it may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation.

(b)

The indemnities herein are intended solely for the benefit of the persons expressly identified in this Article XII (and their permitted successors and assigns) and are in no way intended to, nor shall they, constitute an agreement for the benefit of, or be enforceable by, any other person.

(c)

The amount of any Sun Damages or XCHO Damages for which indemnification is provided under this Article XII shall be net of (i) any amounts actually recovered by the Indemnified Party under insurance policies in effect and applicable to such damages, less the Indemnified Party’s costs in respect of such insurance policies and (ii) net of the amount of any Tax refunds, amounts credited against Tax or other Tax benefits the Indemnified Party actually realizes as a result of such Claim. The Indemnified Party shall use its commercially reasonable efforts to obtain recovery under such insurance policies and shall reimburse the Indemnifying Party for any amounts previously paid by the Indemnifying Party to the Indemnified Party with respect to such Claim to the extent any Sun Damages or XCHO Damages, as applicable (net of reasonable collection costs), are subsequently recovered by the Indemnified Party under any such insurance.  In addition, in no event shall any Indemnifying Party be responsible for any Sun Damages or XCHO Damages, as applicable, representing indirect, special, incidental, consequential, or punitive damages or losses including, without limitation, lost profits.

ARTICLE XIII.

MISCELLANEOUS

13.1

Further Assurances.

Each party agrees to cooperate fully with the other parties and to execute such further instruments, assignments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

13.2

Fees and Expenses.

If the Closing does not occur, each party shall be responsible for it own expenses, including any liability for any finders’ fees, brokers’ fees, or commissions attributable to such party in connection with the transactions contemplated by this Agreement. In particular, XCHO shall be solely responsible for any fees that may be payable to Jeff Aksanov in connection with such contemplated transactions. If the Closing occurs, then the expenses incurred by Sun in connection with the transactions contemplated by this Agreement shall be paid by Sun and the expenses incurred by XCHO in connection with such transactions shall be paid by Newco.

13.3

Notices.

Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier or e-mail, addressed as follows:

If to Sun, the Shareholders, or

Sun Packing, Inc.

Wallisville:

10077 Wallisville Rd.

Houston, TX 77013

Attn.: Jon L. Grossman

E-mail:  grossman@sunpacking.com

With a copy (which shall not

constitute notice) to:

Nathan Sommers Jacobs

2800 Post Oak Boulevard, 61st Floor

Houston, Texas 77056

Attn:  David M. Washburn

E-mail:  dwashburn@nathansommers.com

If to XCHO:

XenaCare Holdings, Inc.

14000 Military Trail #104

Delray Beach, Florida  33484

Attn: Frank Rizzo

E-mail: frizzo@xenacare.com

With a copy (which shall not

constitute notice) to:

Roetzel & Andress

1560 Sawgrass Corporate Parkway, 4th Floor

Sunrise, Florida 33310

Attn: Charles B. Pearlman

E-mail: cpearlman@ralaw.com

Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section 13.3.

13.4

Governing Law.

This Agreement shall be governed by, construed and interpreted according to, the internal laws of the State of Texas, without regard to choice of law principles thereof.

13.5

Choice of Forum.

Any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be brought in the courts of Harris County, Texas, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, Houston Division. Each of the parties hereto irrevocably submits to the exclusive personal jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all such actions or proceedings shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any other court.

13.6

Binding upon Successors and Assigns; Assignment.

This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior written consent of the others.

13.7

Severability.

If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

13.8

Entire Agreement.

This Agreement and any other agreement and instrument referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof.

13.9

Amendment and Waivers.

Any and all amendments and modifications of this Agreement must be in writing and signed by each of the parties hereto. The compliance with any term of this Agreement may be waived (either generally or in a particular instance either retroactively or prospectively), only by a writing signed by the party waiving compliance. Any such waiver shall not be deemed to constitute a waiver of any other term, provision, condition, or any succeeding breach thereof, unless such waiver so expressly states. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

13.10

Construction of Agreement.

A reference to an Article, Section, Schedule or an Exhibit shall mean an Article of, a Section in, or a Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  This Agreement is the mutual product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties.

13.11

Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[Remainder of page left intentionally blank.  Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

XCHO:

XENACARE HOLDINGS, INC.,
a Florida corporation

By:	/s/ Frank W. Rizzo
Name:	Frank W. Rizzo
Title:	President
8/12/08

[Signature Page to Plan of Reorganization and Agreement]

SUN PACKING, INC.,
a Texas corporation

By:		/s/ Jon L. Grossman 8/12/08
Jon L. Grossman, Chairman

SHAREHOLDERS:

/s/ Jon L. Grossman 8/12/08
Jon L. Grossman

/s/ Peter R. Elston 8/12/08
Peter R. Elston

WALLISVILLE:

WALLISVILLE PARTNERS, LTD.
a Texas limited partnership

By:		Wallisville Partners GP, LLC,
its General Partner

	By:	/s/ Jon L. Grossman 8/12/08
Jon L. Grossman, President

[Signature Page to Plan of Reorganization and Agreement]

APPENDIX I

“Acquisition Proposal” is defined in Section 6.3(a)(i).

“Affiliates” means, with respect to any Person, a Person that controls, is controlled by or is under common control of such Person.

“Agreement” is defined in the first paragraph of this Agreement.

“Applicable Law” ‘means any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced, or entered by any Governmental Authority applicable to any of the parties hereto or any of their respective businesses, properties, or assets.

“Benefit Plans” is defined in Section 4.12(b).

“Business Day” means a day that is not a Saturday, a Sunday or a day when either the state or federal banks in Houston, Texas are required or permitted to close.

“Claim” is defined in Section 12.4(a).

“Closing” is defined in Article I.

“Closing Date” is defined in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor law, and the rules regulations issued pursuant to that act or any successor law.

 “Deductible” is defined in Section 12.1.

 “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, preemptive right, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, other than (i) mechanic’s materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods or services in transit incurred pursuant to documentary letters of credit, (iii) liens for taxes, assessments and governmental charges or levies not yet due and payable or being contested in good faith by appropriate proceedings, (iv) any minor imperfection of title or similar encumbrance which could not reasonably be expected to have a Material Adverse Effect, and (v) any encumbrance created pursuant to any lease of property, be it real or personal.

“Environmental Laws” shall mean any and all applicable statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions of any applicable Governmental Authority relating to human health, the environment or to emissions, discharges or Releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined) or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof

“Environmental Liabilities” shall mean all liabilities, obligations, commitments, losses, fines, penalties, sanctions, costs, expenses, including expenses representing the payment of money by way of indemnification, settlement, hold access or reimbursement agreements, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions by the XCHO occurring or conditions existing on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Frost” means The Frost National Bank, a national association.

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” is defined in Section 4.1.

“Governmental Authority” is defined in Section 4.3.

“Governmental Authorizations” is defined in Section 10.3(b).

“Hazardous Material” means any chemical waste, byproduct, pollutant, contaminant, compound, product, substance or other material (i) that is hazardous or toxic or (ii) the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by any Legal Requirement pertaining to any health, protection of the environment, natural resources, conservation, wildlife, waste management, Hazardous Materials, or pollution, including, without limitation, asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof).

“Hazardous Substances” shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics that is regulated by any Governmental Authority under any Environmental Law..

“Indemnified Party” is defined in Section 12.4(b).

“Indemnifying Party” is defined in Section 12.4(b).

“Knowledge” means a person or organization will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)

in the case of an individual, such person is actually aware of such fact or other matter; or

(b)

in the case of an organization, any director, officer, or manager of such organization is actually aware of such fact or other matter or a prudent director, officer or manager of that organization using ordinary care in the exercise of his duties and responsibilities would have been aware of such fact or other matter.

 “Material Adverse Change” means any event, occurrence or development of a state of circumstances or facts which would be expected to have or would have a Material Adverse Effect.

“Material Adverse Effect” means, with respect to any person or entity, a material adverse effect on the financial condition, business, properties, assets, liabilities (including contingent liabilities) or results of operations of such person or entity and its affiliated companies, taken as a whole, other than any such effect resulting from any one or more of the following: (i) the announcement or disclosure of this Agreement or the proposed transaction contemplated hereby; or (ii) the taking of any action expressly required to be taken by this Agreement.

“Material Agreements” is defined in Section 4.16(a).

“Newco” is defined in Section 2.3.

“Operating/Shareholders Agreement” is defined in Section 8.6(b).

“Pension Plan” is defined in Section 4.12(b).

“Permit” is defined in Section 4.18.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

“Regulated Environmental Activity” shall mean any generation, treatment, storage, recycling, transportation, disposal or Release of any Hazardous Substances.

 “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Substances.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” is defined in the first paragraph of this Agreement.

“Subsidiary” means, with respect to any entity, any corporation or limited liability Company of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, managers, or other persons performing similar functions, are directly or indirectly owned by such entity.

“Sun” is defined in the first paragraph of this Agreement.

“Sun Damages” is defined in Section 12.1.

“Sun Disclosure Schedule” is defined in the introductory paragraph of Article V.

“Sun ERISA Affiliate” is defined in Section 5.12(b).

“Sun Financial Statements” is defined in Section 5.7.

“Sun Indemnified Person(s)” is defined in Section 12.1.

“Sun Securities” is defined in Section 5.5(b).

“Sun Shares” is defined in the Recitals of this Agreement.

 “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, estimate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

“Tax and Taxes” is defined in Section 4.9(a).

“Third-Party Claim” is defined in Section 12.4(b).

“Wallisville” is defined in the first paragraph of this Agreement.

“Welfare Plan” is defined in Section 4.12(b).

“XCHO” is defined in the first paragraph of this Agreement.

“XCHO Common Shares” is defined in Section 2.1.

“XCHO Damages” is defined in Section 12.2.

“XCHO Disclosure Schedule” is defined in the introductory paragraph of Article IV.

 “XCHO ERISA Affiliate” is defined in Section 4.12(b).

“XCHO Financial Statements” is defined in Section 4.7.

“XCHO Indemnified Person(s)” is defined in Section 12.2.

 “XCHO Preferred Shares” is defined in Section 2.2.

“XCHO Securities” is defined in Section 4.5(b).

INDEX OF EXHIBITS AND SCHEDULES

XCHO Schedules:

Schedule 4.6

Subsidiaries

Schedule 4.10

Certain Changes

Schedule 4.12(a)

Certain Employment Agreements and Consulting Agreements

Schedule 4.12(b)

Welfare Plans and Benefit Plans

Schedule 4.13(a)

Real Property

Schedule 4.13(b)

Property Leases

Schedule 4.15

Intellectual Property

Schedule 4.16

Material Agreements

Schedule 4.20

Insurance

Schedule 4.21

Receivables

Schedule 4.22

Transactions with Affiliates

Schedule 4.23

Broker’s Fees

Schedule 4.24(a)

Assets

Schedule 4.24(b)

Bank Accounts

Sun Schedules:

Schedule 5.10

Certain Changes

Schedule 5.11

Litigation

Schedule 5.12(a)

Certain Employment Agreements and Consulting Agreements

Schedule 5.12(b)

Pension Plans, Welfare Plans and Benefit Plans

Schedule 5.13(a)

Real Property

Schedule 5.13(b)

Property Leases

Schedule 5.13(c)

Encumbrances

Schedule 5.15

Intellectual Property

Schedule 5.16

Material Agreements

Schedule 5.19

Insurance

Schedule 5.20

Receivables

Schedule 5.21

Transactions with Affiliates

Schedule 5.23(a)

Assets

Schedule 5.23(b)

Bank Accounts

Exhibits:

Exhibit 8.6

Operating Agreement/Shareholders Agreement

SCHEDULE 4.6

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Subsidiaries

RAW MATERIAL INGREDIENTS, INC.

XENACEUTICALS, LLC

XENASTAFF, LLC

BODY REPLENISHMENT SYSTEMS, INC.

SCHEDULE 4.10

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Certain Changes

Loans

Sun Packing, Inc.

Momentum Marketing

Mountain Man Investors, Inc.

Francine’s Closet, Inc.

SCHEDULE 4.12(a)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Certain Employment Agreements and Consulting Agreements

EMPLOYMENT AGREEMENTS

FRANK RIZZO

ALAN XENAKIS

CONSULTING AGREEMENTS

GARY SPANIAK, SR.

BOBBY STORY

INTERACTIVE BUSINESS DEVELOPMENT, INC.

SCHEDULE 4.12(b)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Pension Plans, Welfare Plans and Benefit Plans

Blue Cross/Blue Shield Healthcare Plan for Alan Xenakis

SCHEDULE 4.13(a)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Real Property

NONE

SCHEDULE 4.13(b)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Property Leases

YOMTOB PROPERTIES, LLC. -  LEASE ON DELRAY OFFICE

SCHEDULE 4.15

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Intellectual Property

TRADEMARKS

SUN PILL

UV DEFENSE

SUN DEFENSE

SUN HEALTH

METALLOSACCHARIDE

METALLOGLYCOSIDE

B-ALERT

UVSKIN SUPPORT

USER RIGHTS

XENACARE

XENACOR

XENAZYMEPLUS

XENATRI

BODY REPLENISHMENT SYSTEM FORMULT’S 101-112

ALGAE BIOSCIENCES

ALGAL

SCHEDULE 4.16

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Material Agreements

CONSULTING AGREEMENTS – STORY, SPANIAK, INTERACTIVE BUSINESS DEVELOPMENT INC

EMPLOYMENT AGREEMENTS – RIZZO, XENAKIS

VAN DEE SERVICES, INC.

JONES LTD. INTERNATIONAL CONSULTANTS, INC.

SIERRA JONES – CONSULTING AGREEMNT

ALGAL TECHNOLOGIES

PURE LABORATRORIES, LLC

RICHARD HUNSAKER

LIFELINE NATURES, INC.

SCIENTIFIC SPORTS NUTRITION

DR. BOB ARNOT

BETA PHARMACEUTICAL

NATURE’S SYSTEMS (THOMAS CHENG)

ALAN MORRELL – CREATIVE MANAGEMENTS, INC.

SCHEDULE 4.20

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Insurance

HARTFORD INSURANCE – PPE AND WORKERS COMP

EVANSTON INSURANCE  - PRODUCT LIABILITY

SCHEDULE 4.21

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Receivables

ACCOUNTS RECEIVABLE AS OF 7/25/2008

CLIENT	DUE DATE	AMOUNT DUE

CVS	7/7/2008	2,696.40
WALGREENS	7/7/2008	76,895.04
KINRAY		255.30
WEIS MARKETS		1,160.88
MCLANE		2,988.62
RITE AID		148,122.24

TOTAL		$ 232,118.48

SCHEDULE 4.22

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Transactions with Affiliates

CONSULTING AGREEMENTS – STORY, SPANIAK, INTERACTIVE BUSINESS DEVELOPMENT INC

SCHEDULE 4.23

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Broker’s Fees

JEFF AKSANOV

XCHO HAS NOT AGREED UPON, PAID, OR PROMISED TO MR. AKSANOV OR ANY OF HIS AFFILIATES OR RELATED PARTIES ANY SPECIFIC AMOUNT OR TYPE  OF CONSIDERATION, WHETHER CASH, STOCK, OPTIONS, OR OTHER SECURITIES OR RIGHTS. ANY SUCH CONSIDERATION SHALL BE FINALIZED AND PAID ONLY WITH THE MUTUAL CONSENT OF SUN AND XCHO.

SCHEDULE 4.24(a)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Assets

 SEE ATTACHED

SCHEDULE 4.24(b)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Bank Accounts

WACHOVIA BANK -  3668 Hillsboro Blvd. Deerfield Beach, FL 33442 – AC# 2000027414952

SCHEDULE 5.10

 TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Certain Changes

No material changes.

SCHEDULE 5.11

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Litigation

Lawsuit filed by Sun against ADT in November 2007 in Harris County, Texas District Court to rescind a surveillance/alarm contract and to recover amounts paid to ADT due to breach of duties under the contract, fraud, and misrepresentation by ADT

SCHEDULE 5.12(a)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Certain Employment Agreements and Consulting Agreements

DEFERRED UNTIL CLOSING.

SCHEDULE 5.12(b)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Pension Plans, Welfare Plans and Benefit Plans

HEALTH INSURANCE PLAN -

BLUE CROSS-BLUE SHIELD

.

SCHEDULE 5.13(a)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Real Property

SUN PACKING  - NO REAL PROPERTY OWNED.

WALLISVILLE PARTNERS, LTD. -

THE REAL PROPERTY LOCATED AT 10077 WALLISVILLE RD., HOUSTON, TX 77013 – CONSISTING OF APPROX 26 ACRES OF LAND, OFFICE AND WAREHOUSE SPACE CONSISTING OF APPROXIMATELY 100,000 SQ FT UNDER ROOF AS WELL AS APPROXIMATELY 14,000 SQ FT OF DRY STORAGE AND WORK CANOPY AREA.

SCHEDULE 5.13(b)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Property Leases

PROPERTY LEASE BETWEEN WALLISVILLE PARTNERS LTD.AND SUN PACKING PLUS ADDENDUMS.

SCHEDULE 5.13(c)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Encumbrances

FROST BANK HAS A LIEN ON ALL ASSETS AND RECEIVABLES OF SUN PACKING AND WALLISVILLE PARTNERS, LTD.

SCHEDULE 5.15

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Intellectual Property

NONE

SCHEDULE 5.16

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Material Agreements

MORTGAGE AND FINANCING AGREEMENTS W/ FROST BANK

G & A PARTNERS – PEO AGREEMENT

SCHEDULE 5.19

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Insurance

UNION STANDARD INSURANCE -

AUTO LIABILITY INSURANCE

GENERAL LIABILITY

WAREHOUSEMENS LIABILITY

PROPERTY INSURANCE

EXCESS UMBRELLA

SCHEDULE 5.20

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Receivables

AS OF JUNE 30, 2008  - SEE ATTACHED

SCHEDULE 5.21

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Transactions with Affiliates

LEASE AGREEMENT WITH WALLISVILLE PARTNERS LTD.

RECEIVABLE OWED BY SUN PACKING, INC. TO WALLISVILLE PARTNERS, LTD. FOR ADVANCES MADE TO PAY EXPENSES ON SUN’S BEHALF, THE BALANCE OF WHICH WAS $378,379.34 ON JUNE 30, 2008.

OUTSTANDING  DEBT TO FBT OF $110,8000 ON JUNE 30, 2008

SCHEDULE 5.23(a)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Assets

AS CARRIED ON THE BOOKS AND RECORDS APPROXIMATELY AS FOLLOWS:

COMPUTER	118,664.19
MACHINERY & EQUIPMENT	588,059.98
OFFICE EQUIPMENT	36,420.74
SOFTWARE	394,689.90
VEHICLES	284,280.19

LESS

ACCUM DEPRECIATION	(931,987.90)

TOTAL NET FIXED ASSETS	490,127.10

SCHEDULE 5.23(b)

TO THE SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION BY AND AMONG XENACARE

HOLDINGS, INC., SUN PACKING, INC., WALLISVILLE

PARTNERS, LTD. AND JON L. GROSSMAN AND PETER R. ELSTON

Bank Accounts

Frost Bank – Webster, TX                a/c#704012402

      Peter Elston, Jon Grossman, Rob Haupt

Amegy Bank – Kingwood, TX         a/c#3170845

      Peter Elston, Jon Grossman

Eagle National Bank – Miami, FL    a/c#3167811403     Jon Grossman, David Rivera

EXHIBIT 8.6 TO SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

OPERATING/SHAREHOLDERS AGREEMENT

This Operating/Shareholders Agreement (this “Agreement’) is entered into on ______, 2008, by and among XenaCare Holdings, Inc., a Florida corporation (“XCHO”), Sun Packing, Inc., a Texas corporation (“Sun”), and Jon L. Grossman, Peter R. Elston, Frank Rizzo, Bobby Story, Gary Spaniak, Steve Markley, Joseph Maida and Alan Xenakis (being hereinafter sometimes referred to individually as a “Principal” and collectively as “Principals”).

WITNESSETH

WHEREAS, XCHO, Sun, Wallisville Partners, Ltd., Jon L. Grossman, and Peter R. Elston have entered into that certain Share Exchange Agreement and Plan of Reorganization of even date herewith (the “Share Exchange Agreement”); and

WHEREAS, upon closing of the transactions provided for in the Share Exchange Agreement (the Closing”), each of the Principals will own shares of the capital stock of XCHO, such shares owned by the Principals being sometimes called the “Stock”; and

WHEREAS, the parties desire to provide for certain aspects of the management and operation of XCHO and its subsidiaries following the Closing, and the voting of the Stock consistent therewith;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the parties hereto agree as follows:

1.

Effective Date and Term. The provisions of this Agreement shall only become effective upon the occurrence of the Closing, and shall continue in effect for a period of twenty-four (24) months thereafter.

2.

Composition of the Boards. The Board of Directors of XCHO shall consist of four (4) directors, two (2) designated by Jon L. Grossman and Peter R. Elston, and two (2) designated by Frank Rizzo, Bobby Story, Gary Spaniak, Steve Markley, and Alan Xenakis (the “XenaCare Principals”).  Initially, the two (2) directors designated by Jon L. Grossman and Peter R. Elston shall be Jon L. Grossman and Peter L. Elston, and the two (2) directors designated by the XenaCare Principals shall be Frank Rizzo and Bobby Story. Alan Xenakis shall resign from the Board of Directors of XCHO and the number of directors of XCHO shall be set at four. The Board of Directors of Sun shall consist of such persons as Jon L. Grossman and Peter R. Elston may designate. Initially, the Board of Directors of Sun shall consist of Jon L. Grossman and Peter R. Elston. The Board of Directors of Newco (used herein as defined in the Share Exchange Agreement) shall consist of such persons as the XenaCare Principals may designate. Initially, the Board of Directors of Newco shall consist of Frank Rizzo and Bobby Story.

3.

Officers. Jon L. Grossman shall serve as the Chairman of the Board and President of XCHO. The Board of Directors of XCHO shall designate the other officers of XCHO. Peter R. Elston shall serve as the President of Sun. Alan Xenakis shall serve as Chairman of the Board of Newco, Frank Rizzo shall serve as President of Newco, and Bobby Story shall serve as Chief

Financial Officer of Newco. All other officers shall be determined by Board of Directors of the applicable corporation.

4.

Compensation. The compensation paid to any of the Principals by XCHO or any of its subsidiaries shall not be increased or decreased during the term of this Agreement; provided, however, that the foregoing shall not in any way limit the right of XCHO to terminate the employment of a Principal pursuant to the terms of such Principal’s employment agreement as in effect immediately after the Closing.

5.

Authority. Each of the following actions to be taken by XCHO or any of its subsidiaries shall require the approval of the Board of Directors of XCHO: (1) any action described in items (a) through (p) of Section 6.1 of the Share Exchange Agreement; (2) any liquidation or dissolution of XCHO or any of its subsidiaries; (3) approval of the operating budgets for XCHO and each of its subsidiaries; (4) any action or commitment that would cause XCHO or any of its subsidiaries to exceed its approved operating budget or any line item thereof; (5) any expenditure or commitment over $25,000; (6) any contract or commitment with a term in excess of one year; and (7) any change in the title, duties, salary, or other compensation of a Principal as an employee of XCHO or one of its subsidiaries, including the termination of such employment.  Each of the following actions to be taken on behalf of a subsidiary of XCHO shall require the approval of the Board of Directors of such subsidiary: (1) any hiring or termination of any employee other than a Principal; (2) any changes in the subsidiary’s insurance programs, levels of coverage, or carriers; (3) any changes in the office location, accountants, or legal counsel of such subsidiary; (4) any changes in the subsidiary’s standard operating procedures or manner of doing business; and (5) any compensation, benefits, or reimbursements for the employees or consultants of such subsidiary (which in any event must be within the operating budget for such subsidiary) other than a Principal.  No officer, employee, consultant, or agent of XCHO or any subsidiary of XCHO shall have the authority, acting alone, to take any action described above in this Section 5, unless the same shall have been specifically approved by the applicable Board of Directors.  Jon L. Grossman shall have the sole and exclusive authority to determine all banking relationships of XCHO and its subsidiaries, and to determine the necessary signatories for any checks, withdrawals, or transfers of funds of XCHO and each of its subsidiaries.

6.

Dilution. Except as may be otherwise agreed by the Principals, the Principals shall bear pro rata any dilution resulting from the issuance of additional shares of the capital stock of XCHO to any person or entity that is not a party to this Agreement.

7.

Corporate Restructuring. As soon as practicable following the Closing, XCHO will change its name to Sun Holdings, Inc. or such other name as shall be agreed between the parties, will redomesticate its state of incorporation to Nevada, will effect a reverse stock split the terms of which shall be determined by the Board of Directors Jon L. Grossman, and will apply for listing of its Common Stock on NASDAQ or the American Stock Exchange. At the Closing, and immediately prior to the transactions provided for in Article I and Sections 2.2 and 2.2 of the Share Exchange Agreement, XCHO shall transfer all of its assets to Newco in exchange for shares of Newco constituting all of Newco’s issued and outstanding stock and the assumption by Newco of all of the liabilities and obligations of XCHO as provided in the Share Exchange Agreement.  The organizational documents of Newco shall be in form and substance reasonably acceptable to Sun and XCHO. In lieu of forming Newco, Sun and XCHO may mutually agree to use an existing subsidiary of XCHO for such purpose, in which event the term “Newco” as used in this Agreement shall mean such existing subsidiary.

2

8.

Voting. Each of the Principals agrees that at any annual or special meeting of the Principals of XCHO, such Principal will vote all of his shares of the Stock in accordance with the foregoing provisions of this Agreement, including specifically Section 2 hereof.  If any Principal is unable to attend such meeting, he shall grant a proxy to one or more of the other Principals to vote such Principal’s shares of the Stock at such meeting in accordance with this Agreement. Further, each Principal agrees to sign any action by consent in lieu of an annual or special meeting of the Principals of XCHO in accordance with the provisions of this Agreement. If Principals desire to remove and replace any person designated by them as a director pursuant to Section 2, the other Principals shall promptly upon request take all action requested and required to remove and replace such person, including, without limitation, voting their Stock in favor of the removal of such person and the election of the designated replacement. If any person designated as a director in accordance with Section 2 (a "Withdrawing Director") resigns, dies, or otherwise ceases to serve as a director, then the other Principals shall take all action requested and required to elect a substitute director designated by the Principals entitled to designate the Withdrawing Director, including, without limitation, voting their Stock in favor of the election of such designated substitute as a director of XCHO. Each of the parties hereto shall also take any and all other actions as may be necessary or appropriate to give effect to the provisions of this Agreement; provided, however, that nothing in this Agreement shall prevent a person from performing his fiduciary duties as an officer or director of XCHO or one of its subsidiaries.

9.

Repayment of Loans from Principals. Certain of the XenaCare Principals have made advances to XCHO, which advances are listed on Exhibit A attached hereto (the “Advances”). Such Advances shall be repaid by Newco ratably over a period of twenty-four months following the Closing from net cash available from Newco’s operations to the extent available, provided that repayment of such Advances is not prohibited by any agreement with any lender or other third party.

10.

Specific Performance. Each party acknowledges and agrees that if a party shall violate or breach any provision of this Agreement, the other parties hereto will suffer immediate and irreparable harm, damage, and injury which cannot be adequately compensated by an award of damages.  Accordingly, each party agrees and acknowledges that, in addition to all other remedies available, each party hereto shall be entitled to seek and procure specific performance of the obligations of each other party under this Agreement by injunction or any other remedy available at law or in equity.

11.

Irrevocability. All parties hereto agree and acknowledge that this Agreement is not revocable at, upon or by reason of a unilateral decision or death of any Principal; rather the parties agree and acknowledge that this Agreement shall not terminate except pursuant to Section 1 hereof.

12.

Parties Bound. This Agreement shall be binding upon the parties hereto and their respective successors, legal representatives and assigns, including particularly any transferee of shares of stock subject to this Agreement.  A party’s rights hereunder shall not be assignable.

13.

Governing Law. This Agreement shall be subject to and governed by the laws of the state of Florida.

14.

Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matter contemplated hereby, and supersedes all prior agreements, arrangements, and understandings related to the subject matter hereof.  Any agreements not expressly set forth in this Agreement are null and void.

3

15.

Amendments. This Agreement may be amended only by an instrument in writing executed by all parties.

16.

Counterparts.  This Agreement may be executed in any number of identical counterparts, all of which shall collectively constitute one and the same instrument.

17.

Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and the Agreement shall be construed as if such invalid, illegal, or unenforceable provisions were omitted.

18.

Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.

Pronouns. All pronouns, nouns, and other terms used in this Agreement shall include the masculine, feminine, neuter, singular, and plural forms thereof, wherever appropriate to the context.

20.

Attorney’s Fees. If this Agreement, or any part hereof, or any obligation described herein is placed in the hands of an attorney for enforcement or other action, then the party seeking such enforcement or action, if successful, shall be entitled to recover reasonable attorneys’ fees and expenses in addition to such enforcement or action.

21.

Arbitration. Any controversy or claim arising out of this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

XENACARE HOLDINGS, INC.

By: /s/ Frank W. Rizzo 8/12/08

Frank Rizzo, President

SUN PACKING, INC.

By: [Exhibit not for execution]______________

Jon L. Grossman, Chairman

4

[Exhibit not for execution]____________________

Jon L. Grossman

[Exhibit not for execution]____________________

Peter R. Elston

 [Exhibit not for execution]____________________

Frank Rizzo

[Exhibit not for execution]____________________

Bobby Story

[Exhibit not for execution]____________________

Gary Spaniak

[Exhibit not for execution]____________________

Steve Markley

[Exhibit not for execution]____________________

Alan Xenakis

[Exhibit not for execution]____________________

Joseph Maida

5